SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:

   [X]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               PIONEER OIL AND GAS
 - ---------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

          (1) Title of each class of securities to which transaction applies:

               ------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:

               ------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:

               ------------------------------------------------------------
          (5) Total fee paid:

               ------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.

   [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

               ------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

               ------------------------------------------------------------
         (3) Filing party:

               ------------------------------------------------------------
         (4)   Date Filed:

               ------------------------------------------------------------

                               PIONEER OIL AND GAS
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Pioneer Oil and Gas (the "Company") will be held on Tuesday, July 19, 2005, starting at 10:00 A.M., Mountain Daylight Time, at the Company's office, 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095. The following matters are on the agenda for the Meeting:

          1. To ratify the Board of Directors decision to effect a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares, followed immediately by a 2000-for-1 forward stock split of the Company's common shares (collectively, the "Stock Splits"). As a result of the Stock Splits, (a) each shareholder owning fewer than 2000 common shares of the Company immediately before the Stock Splits will receive $1.50 in cash, without interest, for each of the Company's common shares owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 2000 or more common shares immediately before the Stock Splits (i) will receive 2000 Common Shares after the Stock Splits in exchange for each lot of 2000 Common Shares held before the Stock Splits and (ii) any additional Common Shares held other than in a 2000 share lot will be cancelled and exchanged for $1.50 in cash per share. The Stock Splits will allow the Company to file a Form 15 with the Securities and Exchange Commission (`SEC"), thereby causing the Company to no longer be subject to the Rules and Regulations of the Securities Act of 1934 and particularly the Sarbanes-Oxley Act of 2002. The Stock Splits is further outlined in the Proxy Statement enclosed with this Notice

          2. To Elect the Board of Directors;

          3. To ratify the appointment of Jones Simkins LLP ("Jones"), as independent auditors for the current fiscal year;

          4. To transact any other business matters that may properly come before the meeting or any adjournment or postponement thereof.

The Directors have fixed the close of business on May 31, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A complete list of such shareholders will be available at the corporate office of the Company during normal business hours and shall be open to the examination of any such shareholder for any purpose relevant to the Meeting.

A record of the Company's activities during the year ending September 30, 2004 and financial statements for that year, are in the Company's annual report to shareholders, which this year is contained within the Proxy Statement that accompanies this notice.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company's Board of Directors carefully considered the terms of the proposed Stock Splits and has determined that the Stock Splits are fair to, and in the best interests of, the Company and its shareholders and encourages the shareholders to vote in favor of the Stock Splits.

You are cordially invited to attend the Meeting. Any shareholder that does not expect to attend the Meeting in person is requested to complete, date, and sign the enclosed form of Proxy and return it promptly to Pioneer Oil and Gas. Thank you for your cooperation.

BY ORDER OF THE BOARD OF DIRECTORS


DON J. COLTON, Chairman of the Board of Directors, and President

YOUR VOTE IS IMPORTANT TO PIONEER OIL AND GAS. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. COMPLETING THE ENCLOSED PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU DO ATTEND THE MEETING.

                                      PROXY
                               PIONEER OIL AND GAS
       1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095-5512
                 Annual Meeting of Shareholders July 19th, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Undersigned hereby appoints the Board of Directors of Pioneer Oil and Gas, as proxies with full power of substitution, and hereby authorizes them to represent and to vote as designated below, all of the shares of common stock of Pioneer Oil and Gas, held of record by the undersigned on May 31st, 2005, at the Annual Meeting of Shareholders to be held on July 19th, 2005, or any adjournment thereof:

1. to ratify the Board of Directors decision to effect a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares, followed immediately by a 2000-for-1 forward stock split of the Company's common shares. As a result of the Stock Splits, (a) each shareholder owning fewer than 2000 common shares of the Company immediately before the Stock Splits will receive $1.50 in cash, without interest, for each of the Company's common shares owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 2000 or more common shares immediately before the Stock Splits will receive 2000 Common Shares after the Stock Splits in exchange for each lot of 2000 Common Shares held before the Stock Splits and any additional Common Shares held other than in a 2000 share lot will be canceled and exchanged for $1.50 in cash per share. The effective date of the Stock Splits will be July 25, 2005. The Stock Splits is further outlined in the Proxy Statement enclosed with this Proxy.

         FOR_____________________           AGAINST____________________

2. The Board of Directors recommends a vote FOR the election of the nominees for Directors as set forth in the Proxy Statement:

         FOR_____________________           AGAINST____________________

3. The Board of Directors recommends a vote FOR the ratification of the selection by the Board of Directors of Jones Simkins LLP as independent auditors for Pioneer Oil and Gas for the next fiscal year ending September 30, 2005.

         FOR_____________________           AGAINST___________________

This proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1 through 3. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the Annual Meeting of Stockholders held on July 19th, 2005, and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF PIONEER OIL AND GAS.

Please sign exactly as the name appears on your stock certificate. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation owns the shares, sign in the full corporate name by an authorized officer. If the shares are owned by a partnership, sign in the name of the partnership by an authorized officer. Also, please list your address below.


PLEASE PRINT YOUR NAME CAREFULLY OR ATTACH YOUR MAILING LABEL TO ASSURE THE CORRECT VOTING OF YOUR SHARES.


-----------------------                   ------------------------------
ADDRESS OF SHAREHOLDER                      SIGNATURE

-----------------------                   ------------------------------
CITY, STATE AND ZIPCODE                     SIGNATURE, IF JOINTLY OWNED

-------------------------------------     ------------------------------
DATED             NO. OF SHARES OWNED       PLEASE PRINT NAME CLEARLY


PLEASE PLACE YOUR PROXY IN THE ENCLOSED STAMPED ENVELOPE AND MAIL IMMEDIATELY.

                               PIONEER OIL AND GAS
                          1206 W. South Jordan Parkway
                                     Unit B
                          South Jordan, Utah 84095-5512
                           ---------------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To Be Held on July 19, 2005
                          ----------------------------

                               GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Pioneer Oil and Gas (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of Pioneer Oil and Gas (the "Directors") for use at the Company's 2005 Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held on Tuesday, July 19th, 2005 for the purposes set forth under the next paragraph. These materials will be first mailed to stockholders on or about May 31st, 2005. This Proxy Statement (the "Proxy Statement") provides detailed information about a proposal to be put forth before the shareholders of Pioneer Oil and Gas, a Utah corporation, (the "Company") to effect a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares at a price of $1.50 per share before the reverse stock split, followed immediately by a 2000-for-1 forward stock split (together these are referred to as the "Stock Splits").

                            PURPOSE OF ANNUAL MEETING

At the Meeting, stockholders will be asked: (i) to ratify the Board of Directors decision to effect a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares, followed immediately by a 2000-for-1 forward stock split of the Company's common shares. As a result of the Stock Splits, (a) each shareholder owning fewer than 2000 common shares of the Company immediately before the Stock Splits will receive $1.50 in cash, without interest, for each of the Company's common shares owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 2000 or more common shares immediately before the Stock Splits will receive 2000 Common Shares after the Stock Splits in exchange for each lot of 2000 Common Shares held before the Stock Splits and any additional Common Shares held other than in a 2000 share lot will be canceled and exchanged for $1.50 in cash per share. The effective date of the Stock Splits will be July 25, 2005. The Stock Splits is further outlined in the Proxy Statement enclosed with this Notice; (ii) to elect a Board of Directors to serve until the next annual meeting of the stockholders, or until their successors are duly elected and qualified; (iii) to ratify the selection by the Directors of Jones as independent auditors of the Company for the fiscal year ending September 30th, 2005 ("Fiscal 2005"); and (iv) to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

We urge you to read this Proxy Statement carefully in its entirety including the attached Exhibits. This Proxy Statement is first being mailed to the Company's shareholders on or about May 31, 2005.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                               SUMMARY TERM SHEET

The following is a summary of the material terms of the Stock Splits. The Board of Directors believe that Utah law does not require shareholder approval for the Stock Splits, only a Board of Directors meeting is necessary to effectuate the Stock Splits, however, the Board of Directors is asking for shareholder approval to ratify the action of the Board of Directors and the Company plans to effect the Stock Splits regardless of whether a majority of the outstanding stock of the Company votes in favor of the Stock Splits as long as a majority of the shares voting on the proposal vote in favor of the Stock Splits. In addition, Utah Code Section 16-10a-604(1)(a) allows the Company to pay the shareholders of the Company in money the value of fractional shares. The Proxy Statement is being provided to shareholders under Rule 13E-3 of the Securities Exchange Act of 1934. While this summary describes what we believe are the most material terms and conditions of the Stock Splits, this Proxy Statement contains a more detailed description of such terms and conditions. We urge you to carefully review, in their entirety, this Proxy Statement, the attached Exhibits and the documents incorporated by reference.

The Company does not plan presently on any material changes to the Company after the Stock Splits. Other than as described in this Proxy Statement, neither the Company, nor its management has any current plans or proposals to effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); to sell or transfer any material amount of the Company assets to change the composition of the management or to change materially the Company's capitalization; to change the Company's dividend policy; or otherwise to effect any material change in the Company's corporate structure or business other than has already been disclosed or in the normal course of business. The Company does not believe there will be material differences between affiliated and unaffiliated shareholders regarding the treatment under the Stock Splits except if a shareholder has less than 2000 common shares, those shares will be purchased pursuant to the Stock Splits while an affiliated shareholder may have some shares acquired by the Stock Splits but the majority of the shares owned by the affiliate will remain.


                                  OTHER MATTERS

Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                                  STOCK SPLITS

The Stock Splits will consist of the following steps:

On July 25, 2005 (the "Effective Date") a 1-for-2000 reverse stock split of the Common Shares will occur, as a result of which:

     Each holder of less than 2000 Common Shares immediately before the reverse stock split will receive from the Company cash in the amount of $1.50, without interest, for each Common Share held immediately before the reverse stock split and will no longer be a shareholder of the Company; and

     Each holder of 2000 or more Common Shares immediately prior to the reverse stock split will receive one whole Common Share for each lot of 2000 Common Shares held by the shareholder immediately before the reverse stock split and will receive cash from the Company in the amount of $1.50 for each Common Share held immediately before the reverse stock split and not converted into one whole share.

     After completion of the reverse stock split and the repurchase of all resulting fractional shares, the Company will effect a 2000-for-1 forward stock split of the Common Shares remaining outstanding after the reverse stock split. Each holder of 2000 or more Common Shares immediately before the reverse stock split will participate in the forward stock split, which will result in such holder holding a number of Common Shares equal to the number of whole shares remaining after the reverse stock split multiplied by 2000.

Please see the sections of this Proxy Statement entitled "Effects of the Stock Splits" and "Stock Splits Proposal - Summary and Structure" for a more detailed discussion of the Stock Splits.

                    PURPOSES AND REASONS FOR THE STOCK SPLITS

The Stock Splits are intended to reduce the number of record holders of the Common Shares below 300 and enable the Company to terminate the registration of, or deregister, the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Deregistration would eliminate the Company's duty to file periodic reports and Proxy Statements with the Securities and Exchange Commission (the "SEC"), and as a result, the Company would no longer be a public reporting company. However, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. The Company will also continue to trade electronically on the Pink Sheets(R) and quotes will be able to be obtained at pinksheets.com.

The following are the principal reasons for the Stock Splits:

     Anticipated annual cost savings of approximately $250,000 as a result of the deregistration of the Common Shares and the related elimination of periodic reporting requirements, including the cost savings resulting from no longer being subject to the public company provisions of the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") and the elimination of other costs related to a Company subject to the Securities Exchange Act of 1934 (the "Exchange Act");

     Additional savings of management's and employees' time that will no longer be spent preparing the periodic reports required under the Exchange Act and complying with other provisions of the Exchange Act;

     Decreased expenses resulting from no longer being required to service holders with small positions in the Common Shares;

     The Stock Splits constitute the most expeditious, efficient, cost effective and fair method to convert the Company from a public reporting company to a privately-held, non- reporting company compared to other alternatives considered by the Board; and

     The fact that the Company has not realized many of the benefits normally associated with being a public reporting company (such as access to capital markets, active trading market and use of company stock as currency for acquisitions).

Please see the sections of this Proxy Statement entitled " Purpose of the Stock Splits," " Effects of the Stock Splits" and " Reasons for the Stock Splits" for a more detailed discussion of the principal reasons for the Stock Splits.

                          FAIRNESS OF THE STOCK SPLITS

The Board has set $1.50 per pre-split Common Share (the "Repurchase Price") as the cash consideration to be paid by the Company in lieu of issuing fractional Common Shares (i.e., less than one whole Common Share) in connection with the Stock Splits. The Board made this determination in good faith and received a Valuation Opinion (the "Valuation Opinion") prepared by Gate-Way Capital, Inc. ("Gate-Way"), an independent financial advisor. The Board also considered other factors the Board deemed relevant, as described in greater detail in this Proxy Statement.

The Valuation Opinion was delivered to the Board to assist the Board in establishing the terms and conditions of the Stock Splits. The Valuation Opinion states, that based upon and subject to the factors and assumptions set forth therein as of April 30, 2005, the fair market value of the Company with 100% of the Company's operations and assets is $8,468,420. The Company has presently outstanding and issued 7,910,727 common shares and on a fully diluted basis with all options taken into account 8,330,727. The price of the stock based on Gate-Way's opinion before dilution would be $1.07 and after dilution $1.03. Therefore, the Repurchase Price offered by the Company is a premium of about 40% before dilution and about 45% after dilution. This is significant premium that the Company is willing to pay primarily because the Company's common stock has been trading close to a $1.50.

A summary of the Valuation Opinion, dated April 30, 2005, is attached to this Proxy Statement as Exhibit A and a full text of the Valuation Opinion can be found on the SEC's edgar site by typing in Pioneer Oil at http://www.sec.gov/edgar/searchedgar/companysearch.html, and then accessing Exhibit B filed with the Proxy Statement. We urge you to read the Valuation Opinion in its entirety. Gate-Way Capital, Inc ("Gate-Way") provided the Valuation Opinion to assist the Board in connection with its consideration of the Stock Splits.

The Board believes that the Stock Splits are in the Company's best interests and are substantively and procedurally fair to both the affiliated and unaffiliated holders of the Common Shares, including both those holders whose Common Shares will be completely cashed out pursuant to the Stock Splits ("Cashed Out Holders") and those who will continue to hold Common Shares after the Stock Splits ("Continuing Holders").

The Board has reviewed and considered the analyses and conclusions of Gate-Way contained in the Valuation Opinion and has unanimously approved the Stock Splits. No voting is necessary by the shareholders to effectuate the Stock Splits, however, the Board of Directors are seeking shareholder approval to ratify the action of the Board of Directors. The Board of Directors intends to effectuate the Stock Splits even if it does not receive a majority of the outstanding stock of the Company voting in favor of the Stock Splits as long as majority of shares voting on the proposal vote in favor of the Stock Splits. Please see the sections of this Proxy Statement entitled "Fairness of the Stock Splits," "Opinion of Gate-Way," "Background of the Stock Splits" and "Recommendation of the Board" for a more detailed discussion of the foregoing.

                           CERTAIN FEDERAL TAX ASPECTS

The Company will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Stock Splits.

The Company's shareholders will generally recognize a gain or loss for federal income tax purposes equal to the difference between the amount of cash received and the shareholder's tax basis in the Common Shares that are exchanged for the Repurchase Price in lieu of issuing fractional shares.

Please see the section of this Proxy Statement entitled "Federal Income Tax Consequences" for a more detailed discussion of the foregoing.

               UNAVAILABILITY OF APPRAISAL AND DISSENTER'S RIGHTS

A holder of Common Shares does not have under Utah law or the Company's Articles of Incorporation or bylaws the right to assert dissenters' rights if the holder is against the transactions contemplated by the Stock Splits.

Please see the section of this Proxy Statement entitled "Proposed Stock Splits -
Unavailability  of  Appraisal  or  Dissenters'   Rights"  for  a  more  detailed
discussion of the foregoing.

                                     ESCHEAT

All unclaimed cash amounts payable to shareholders in lieu of issuing fractional shares will be subject to applicable state laws regarding abandoned property.

Please see the section of this Proxy Statement entitled "Proposed Stock Splits - Escheat Laws" for a more detailed discussion of the foregoing.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

When used in this Proxy Statement the words or phrases "will likely result," "are expected to," "will continue," "anticipate," "estimate," "project" or similar expressions are intended to identify "forward-looking statements". Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from results presently anticipated or projected. The Company cautions you not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the Company's actual results may differ materially from any opinions or statements expressed with respect to future periods in any current statements in this Proxy Statement or in our other filings with the SEC.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                                TABLE OF CONTENTS


SUMMARY TERM SHEET
  Stock Splits Proposal
  Purposes of and Reasons for the Stock Splits
  Fairness of the Stock Splits
  Certain Federal Tax Aspects
  Unavailability of Appraisal or Dissenters' Rights
  Escheat
  Cautionary Notice Regarding Forward-Looking Statements
SPECIAL FACTORS
  Purpose of the Stock Splits
  Reasons for the Stock Splits
  Effects of the Stock Splits
  Alternatives to the Stock Splits
  Fairness of the Stock Splits
  Advantages of the Stock Splits
  Disadvantages of the Stock Splits
  Other Factors
  Conclusion
OPINION OF GATE-WAY
  Public Comparables Analysis
  Review of the Company's Market Performance
  Conclusion
  Engagement of Gate-Way
QUORUM, VOTING RIGHTS AND OTHER MATTERS
  Proposal One: Ratification by the Shareholders of the Board's Proposal to Effect the Stock Splits
  Proposal Two: Election of Directors
  Board of Directors
  Executive Officers
  Executive Compensation and Related Information
  Security Ownership of Certain Beneficial Owners and Management
  Transactions with Related Parties

Proposal Three: Ratification of Appointment of Independent Public Accountants
  Proposal Four: Other Business
  Stockholder Proposals
PROPOSED STOCK SPLITS
  Summary and Structure
  Cost of Stock Splits
  Background of the Stock Splits
  Recommendation of the Board
  Potential Disadvantages of the Stock Splits to Shareholders
  Share Certificates
 Unavailability of Shareholders' Appraisal or Dissenters' Rights
  Escheat Laws
  Regulatory Approvals
INFORMATION ABOUT THE COMPANY
  Description of Business
  Recent Developments
  Description of Securities
  Market Price and Dividend Information
  Common Share Repurchase Information
  Available Information
  Incorporation of Certain Documents by Reference
  Legal Proceedings
FINANCIAL AND OTHER INFORMATION
  Management's Discussion and Analysis or Plan of Operation
  Certain Financial Effects of the Stock Splits

FINANCIAL STATEMENTS
EXHIBIT A - SUMMARY OF VALUATION OPINION
EXHIBIT B - FULL TEXT OF THE VALUATION OPINION



                                 SPECIAL FACTORS

                           PURPOSE OF THE STOCK SPLITS

The primary purpose of the Stock Splits is to terminate the Company's status as a public reporting company with the SEC. As a result of the Stock Splits and the repurchase of the resulting fractional shares from holders of fewer than 2000 shares, the Company expects to have approximately 200 holders of record of the Common Shares, which would enable the Company to terminate the registration of the Common Shares under the Exchange Act. If the Stock Splits are completed, the Company intends to file with the SEC to terminate the registration of the Common Shares. Upon deregistration, the Common Shares would no longer be quoted on the Bulletin Board and trades in the Common Shares would only be possible through privately negotiated transactions or in the Pink Sheets(R) (a centralized
quotation   service  that  collects  and  publishes   market  maker  quotes  for
securities).

                          REASONS FOR THE STOCK SPLITS

Reduced Public Reporting Expenses. The Company incurs both direct and indirect costs to comply with the filing and reporting requirements imposed on the Company as a public reporting company. As described below, these costs include, among other things, management's time spent preparing and reviewing public filings and legal and accounting fees associated with the preparation and review of such filings. Compliance costs have increased significantly with the adoption and implementation of the Sarbanes-Oxley Act and related SEC and NASDAQ rules, and it is expected these costs to increase further in the future. For smaller publicly traded companies, such as the Company, those costs represent a larger portion of their revenues than for larger public companies.

Not all Reporting Costs will be Eliminated. The Company plans to continue to provide shareholders with annual audited financial statements and Proxy Statements by US mail, although not required to do so. If provided, these documents may not be as detailed, or contain the same level of disclosure, as those required of a public reporting company.

Reduced Costs of Expenses. The Board believes that by deregistering the Common Shares and suspending the Company's periodic reporting obligations under the Exchange Act, the Company will realize recurring annual cost savings of approximately $250,000 in fees and expenses that that would be incurred to comply with the Sarbanes-Oxley Act and associated regulations. These estimated fees and expenses are described in greater detail below.

                           Estimated Cost Savings:
                           -----------------------

      Legal and transfer fees                   $ 5,000
      Printing, mailing and filing costs        $ 5,000
      Audit fees                               $ 15,000
      Internal personnel fees                 $ 225,000
                                               --------

      Total                                    $250,000
                                               ========

These estimated historical cost savings reflect, among other things: (i) a reduction in audit and related fees; (ii) a reduction in legal and transfer fees related to securities law compliance; (iii) the elimination of filing costs and expenses associated with electronically filing periodic reports and other documents (such as Proxy Statements) with the SEC on its Edgar database; (iv) the lower printing and mailing costs attributable to the reduction in the number of shareholders and the less complicated and extensive disclosure required by the private status; (v) a reduction in management time spent on compliance and disclosure matters attributable to Exchange Act filings; (vi) the lower risk of liability that is associated with non-reporting company status; (vii) the cost savings due to the Company not being subject to the public company provisions of the Sarbanes-Oxley Act, primarily the 404 internal audit controls that would require the Company to hire additional personnel to handle the responsibilities that are performed by one person in the Company; (viii) a reduction in direct miscellaneous clerical and other expenses.

In addition to the foregoing annual estimated cost savings, the consummation of the Stock Splits and the subsequent deregistration of the Common Shares would also result in a significant one-time cost savings of approximately $75,000 in fees and expenses because the Company would not be subject to the new internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley Act. Preparing to comply with Section 404 of the Sarbanes-Oxley Act would require significant expenditures, including fees to third parties for compliance planning, assessment, documentation and testing. Further, the Company would not need to hire up to another four personnel in the accounting department to comply with Section 404. The hiring of additional people is contained in the annual cost savings set forth above. It would also require a significant investment of time by the management and employees of the Company. These estimated costs for compliance with Section 404 are described in more detail below.

               Non-Recurring Sarbanes-Oxley Act Compliance Costs:
               --------------------------------------------------

      Third party planning, testing and documentation        $25,000
      Audit fees                                             $25,000
      Internal personnel expenses                            $25,000
                                                            --------

      Total                                                  $75,000
                                                            ========

The historical and non-recurring cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than these estimates. The estimates are based upon the (i) actual and estimated costs to the Company of the services and disbursements in each of the categories listed above that would be reflected on the financial statements and
(ii) allocation to each category of management's estimates of the portion of the expenses and disbursements believed to be solely or primarily attributable to the Company's public reporting company status.

In some instances, these cost savings expectations were based on verifiable assumptions. For example, the auditing fees will be reduced if the Company ceases to be a public reporting company due to the elimination of fees for interim services.

Operational Flexibility. Another reason for the Stock Splits is the operational flexibility that completion of the Stock Splits and subsequent deregistration would provide. The Board believes that ceasing to be a public reporting company would enable management to focus more on the Company's long-term growth without the distraction of SEC reporting requirements and other aspects of being a public company, and that the Company will benefit if business decisions can be made with this added focus on long-term growth.

Benefits Normally Associated with Public Reporting Company Status have not been Realized. A further reason for the Stock Splits is that the Company does not realize many of the benefits normally associated with being a public reporting company. A typical advantage of being a public company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. Since the Company has been operating in the last few years with a positive cash flow there has not been an attraction to use stock for acquisitions. Further, due to the fact the Company is small compared to most public companies the opportunities for doing a stock acquisition are limited. The Company has not previously completed an acquisition using stock and, given the limited opportunities for such acquisitions, it is not likely that it would be able to do so in the future.

In addition, public companies can obtain financing by issuing securities in public offerings. The Company has historically had adequate capital or other means of obtaining necessary capital and has not needed to obtain financing through public offerings.

Conclusion. In light of the foregoing, the Board believes the benefits the Company receives from maintaining its status as a public reporting company and maintaining its small shareholder accounts are substantially outweighed by the associated costs. The Board believes that it is in the Company's best interests to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small shareholder accounts.

Reasons for the Forward Stock Split. The forward stock split will occur immediately after the reverse stock split and the repurchase of fractional shares resulting from the reverse split. The forward stock split is intended to prevent the Common Shares from having an unusually high per share value that would otherwise result from the reverse stock split, which would tend to further decrease the liquidity of the Common Shares.

                           EFFECTS OF THE STOCK SPLITS

The Stock Splits are expected to significantly reduce the number of holders of record of the Common Shares from approximately 980 to approximately 200. Upon the completion of the Stock Splits, the Company intends to apply with the SEC to deregister the Common Shares under the Exchange Act as soon as practicable. After deregistration, the Common Shares will no longer be quoted on the Bulletin Board. The completion of the Stock Splits and the termination of the Company's reporting obligations under the Exchange Act will cause the existing limited trading market for the Common Shares to be further reduced.

Effects on the Common Shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Common Shares before and after the Stock Splits. The Common Shares acquired by the Company for cash in lieu of issuing fractional shares will be retired.

Effects on All the Company Shareholders. All the Company shareholders:


     Will not have the opportunity to liquidate, at a time and for a price of their choosing, the Common Shares that are exchanged for cash in lieu of issuing fractional shares;

     Will not receive a fractional Common Share as a result of the Stock Splits, but will instead receive cash, in a taxable transaction, equal to $1.50 for each Common Share held immediately before the Stock Splits that is exchanged for cash in accordance with the procedures described in this Proxy Statement;

     Will not have to pay any brokerage commissions or other transaction fees in connection with the exchange of Common Shares for cash in lieu of issuing fractional shares; and

     Will not receive any interest on cash payments owed as a result of the Stock Splits.

If you hold Common Shares other than in multiples of 2000, some of your Common Shares will be exchanged for cash in lieu of issuing fractional shares in connection with the Stock Splits. You will receive a letter of transmittal as soon as practicable after the Stock Splits are completed. The letter of transmittal will contain instructions on how to surrender your existing share certificate(s) to the Transfer Agent to receive your cash payment and, if applicable, a new share certificate evidencing the number of Common Shares you hold after the Stock Splits. You will not receive your cash payment or your new share certificate until you surrender your outstanding share certificate(s) to the Transfer Agent, along with a completed and executed copy of the letter of transmittal. Do not send your share certificate(s) in with your Proxy. Please wait until you receive your letter of transmittal to surrender your share certificate(s) to the Transfer Agent.

For a discussion of the federal income tax consequences of the Stock Splits, please see the section of this Proxy Statement entitled "Federal Income Tax Consequences."

Effects on Cashed Out Holders. Cashed Out Holders (i.e., holders of less than 2000 Common Shares immediately before the consummation of the Stock Splits) will have no further ownership interest in the Company and will not be able to participate in future earnings or growth of the Company.

If you hold less than 2000 Common Shares, but you would rather continue to hold Common Shares after the Stock Splits and not be completely cashed out, you may do so by taking either of the following actions far enough in advance so that it is complete by the Effective Date:

     Purchase a sufficient number of additional Common Shares, to the extent available, on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 2000 Common Shares in your record account immediately before the Effective Date. Due to the limited market in the Common Shares, there is no assurance that you will be able to purchase enough Common Shares to remain a shareholder of the Company; or

     If applicable, consolidate your accounts so that you hold at least 2000 Common Shares in one record account immediately before the Effective Date.

Effects on Continuing Holders. If the Stock Splits are consummated, Continuing Holders (i.e., holders of 2000 or more Common Shares immediately before the Stock Splits):

     Will likely hold fewer Common Shares after the Stock Splits than they held before the Stock Splits;

     Will likely experience a change in their ownership percentage of the Company after completion of the Stock Splits;

     Will likely experience a further reduction in liquidity of the Common Shares; and

     Will have less publicly available information about the Company.

Upon the termination of the registration of the Common Shares under the Exchange Act, the Common Shares will no longer be eligible for trading or quotation on any securities market or quotation system, except the Pink Sheets(R). In order for the Common Shares to be quoted on the Pink Sheets(R), one or more broker-dealers would need to act as market maker and sponsor the Common Shares on the Pink Sheets(R). There can be no assurance that any broker-dealer will be willing to act as a market maker in Common Shares after the Stock Splits. There is also no assurance that you will be able to sell your Common Shares or purchase additional Common Shares after the Stock Splits.

If you hold 2000 or more Common Shares, but you would rather be completely cashed out in connection with the Stock Splits and not remain a shareholder of the Company, you may do so by selling a sufficient number of Common Shares in the open market so that you hold less than 2000 Common Shares as of the Effective Date. Any such sales should be made far enough in advance so they are complete by the Effective Date. Due to the limited market in the Common Shares, there is no assurance that you will be able to sell enough Common Shares to reduce your holdings to less than 2000 Common Shares.

Effect on Common Shares Held in Street Name. If you hold Common Shares in "street name," your nominee (such as your broker or bank) may have required procedures you must follow and you should contact your nominee to determine how the Stock Splits will affect you.

Effects on the Company. If the number of shareholders falls below 300, the Company will apply to the SEC to deregister the Common Shares as soon as practicable after completion of the Stock Splits. Upon deregistration of the Common Shares, the Company's duty to file periodic reports with the SEC will be suspended and the Company will no longer be classified as a public reporting company. In addition, the Company will be relieved of the obligation to comply with the requirements of the proxy rules under Section 14 of the Exchange Act. The Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

Although we will no longer be required to file periodic reports with the SEC, the Company currently intends to continue to provide annual audited financial statements and Proxy Statements to the Company's shareholders. Although the Company intends to continue to provide these documents to the shareholders, there is no SEC requirement that the Company do so, and there is no requirement that the level of the Company's disclosure in such financial statements or in the Proxy Statement remain at the level required by the current status as a public reporting company. These documents may not be as detailed or extensive as the information currently being filed with the SEC and the financial statements may not be accompanied by management's discussion and analysis in the same detail. It will be more difficult for shareholders to obtain information about the Company.

The Company estimates that it will save approximately $250,000 in annual costs associated with not being a public company as well as additional cost savings in time spent by management and employees associated with the SEC reporting activities. The Company also anticipates a one time cost savings of $75,000 in expenses associated with the compliance with the internal controls audit requirements of Section 404 of the Sarbanes-Oxley Act. These anticipated savings are discussed under the heading entitled "Reasons for the Stock Splits -Reduced Costs and Expenses" above.

The termination of the reporting obligations under the Exchange Act will render the Common Shares ineligible for listing or quotation on any stock exchange or other automated quotation system, except the Pink Sheets(R). As a result, the Common Shares will no longer trade on the Bulletin Board and the existing limited trading market for the Common Shares will likely be further reduced. This reduction or elimination may result in the Company having less flexibility in attracting and retaining executives and other employees since equity-based incentives (such as stock options) tend to be viewed as having less value in a non-publicly traded company.

The Company has no current plans to issue Common Shares after the Stock Splits other than pursuant to the Company's Option Plan ("Option Plan"), but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the Company's best interests. If in the future the Board determines that the adoption of a new option plan would be beneficial to the Company, it may, in its discretion, adopt such a plan. The exercise of options granted under any newly adopted plan would reduce the ownership percentage of the Company's shareholders at the time. The Company will not be required to seek shareholder approval of new option plans or other equity compensation plans. Holders of Common Shares do not currently have, and will not have, any preemptive or other preferential rights to purchase any of the Company's equity securities that may issue in the future, unless such rights are specifically granted to such holders.

After the Stock Splits have been consummated, the Company may, from time-to-time, repurchase Common Shares pursuant to privately negotiated sales or other transactions. Whether or not the Company purchases shares in the future will depend on a number of factors, including the Company's financial condition, operating results and available capital at the time. The Company presently has plans to continue to repurchase up to 2,000,000 common shares of the Company stock pursuant to the approval of the Board of Directors. If a shareholder desires to sell their shares in the Company in the future without a broker's commission they may call the Company and find out if the Company is willing to purchase the shareholder's shares at the prevailing market value. The Company makes no promise on whether it will purchase the shares, however, all inquiries regarding the sale of the Company's stock will be considered based on the financial condition of the Company and the price of the stock.

The Company expects the business and operations to continue as they are presently conducted. The executive officers and directors of the Company will not change due to the Stock Splits. The Company expects to realize time and cost savings as a result of terminating its public company status, and intends to invest those savings in other areas of its business operations. Other than as described in this Proxy Statement, neither the Company, nor its management has any current plans or proposals to effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); to sell or transfer any material amount of the Company assets to change the composition of the management or to change materially the Company's capitalization; to change the Company's dividend policy; or otherwise to effect any material change in the Company's corporate structure or business other than has already been disclosed or in the normal course of business.

Effects on the Company's Executive Officers, Directors and Affiliates. The Company's affiliates, comprised of the executive officers, directors and any shareholders who own more than ten percent (10%) of the Common Shares, will be relieved from complying with the stock ownership reporting requirements and "short swing profit" trading restrictions under Section 16 of the Exchange Act, as well as many of the provisions of the Sarbanes-Oxley Act.

As is more thoroughly set forth under the heading entitled" Security Ownership of Certain Beneficial Owners and Management," the Company expects that upon the completion of the Stock Splits, the Common Shares beneficially owned and controlled by the Company's executive officers and directors will comprise approximately 44.0% of the then outstanding Common Shares, as compared to approximately 42.0% of the Common Shares outstanding immediately prior to the Stock Splits.

                          ALTERNATIVES TO STOCK SPLITS

In making the determination to proceed with the Stock Splits, the Board considered the potential feasibility of the alternative transactions described below but did not consider any transactions doing away with management or placing the Company up for sale: :

     Issuer Tender Offer. The Board considered the feasibility of an issuer tender offer to repurchase Common Shares. The primary disadvantage of this type of transaction is that, due to its voluntary nature, the Company would have no assurance that a sufficient number of Common Shares would be tendered to sufficiently reduce the number of the Company's shareholders. In addition, the rules governing tender offers require equal treatment of all shareholders, including pro rata acceptance of offers from shareholders. These requirements make it difficult to ensure that the Company would be able to reduce the number of the holders of record of the Common Shares enough to permit the Company to deregister the Common Shares, and the Company could repurchase numerous Common Shares at a great expense and still be unable to deregister. A tender offer would likely take longer to complete than the Stock Splits. As a result of these disadvantages, the Board determined not to pursue this alternative. For the same reasons the Board rejected an odd-lot tender offer.

     Traditional Stock Repurchase Program. The Board also considered a plan whereby the Company would periodically repurchase Common Shares on the open market at then-current market prices. The Board rejected this type of transaction since repurchasing enough shares in this manner to enable the Company to deregister the Common Shares would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

     Cash Out Merger. The alternative available to the Board, which was most similar to the Stock Splits, was coordinating a merger with a shell corporation and reissuing stock to the shareholders of the newly merged entity. The share exchange would be such that shareholders owning less than 2000 Common Shares prior to the merger would be cashed out, and shareholders owning more than 2000 Common Shares would become shareholders in the newly merged entity. The Board of Directors concluded that the Stock Splits were a better alternative since they do not require the formation of a new entity and allow the Company to avoid the regulatory issues and approvals associated with the merger of the Company into another corporation.

Maintaining the Status Quo or Selling Company. The Board considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board believes that maintaining the status quo is not in the best interests of the Company and its shareholders and rejected this alternative. The Company did not consider selling the Company or changing its management because these alternatives did not apply to the reason for the Stock Splits namely being released from the burdens of a fully reporting company, particularly the requirements of the Sarbanes-Oxley Act.


                          FAIRNESS OF THE STOCK SPLITS

No independent committee of the Board has reviewed the fairness of the Stock Splits. Although three out of four of the directors own Common Shares, the 1-for-2000 reverse split ratio and the 2000-for-1 forward split ratio were determined without regard to their share ownership. As this was the sole potential conflict of interest and the directors will be treated identically to all other shareholders in the Stock Splits, the Board did not feel that the additional protections that may be afforded by an independent committee would be significant.

The Split ratio was determined because after review of the shareholder's list the Company determined that it was a high probability that the Company would have less than 300 shareholders. After a 1 for 2000 reverse stock split the Stock Transfer list showed the Company to have less than 100 shareholders of record if no shareholders with less than 2000 shares acquired additional shares to remain a shareholder prior to the split.


No unaffiliated representative acting solely on behalf of the shareholders for the purpose of negotiating the terms of the transaction proposal or preparing a report covering the fairness of the Stock Splits was retained by the Company or by a majority of directors who are not employees of the Company. The Board views the Valuation Opinion, and the other matters discussed in this Proxy Statement as affording adequate procedural safeguards to unaffiliated shareholders without the extraordinary expense of multiple financial or legal advisors.

The Company has not made any provision in connection with the Stock Splits to grant unaffiliated shareholders access to the Company's corporate files or to obtain counsel or appraisal services at the Company's expense. With respect to unaffiliated shareholders' access to the Company's corporate files, the Board determined that this Proxy Statement, together with the Company's other filings with the SEC, provide adequate information for unaffiliated shareholders with respect to the Stock Splits. The Board also considered the fact that under Utah law, subject to certain conditions, shareholders have the right to review the Company's relevant books and records.

The Board did not consider the steps discussed above necessary to ensure the fairness of the Stock Splits. The Board determined that such steps would be costly and would not provide any meaningful additional benefits. The Board noted the fact that the financial advisor engaged by the Company considered and rendered its opinion as to the fairness of the consideration payable in the Stock Splits, from a financial point of view, to the Company's shareholders.

The Board believes that the transaction is substantively and procedurally fair to affiliated and unaffiliated shareholders, notwithstanding the absence of an unaffiliated shareholder approval requirement, independent committee or unaffiliated representative. After consideration of all aspects of the proposed transaction as described above, all of the directors, including the director who is not an employee of the Company, approved the Stock Splits.

The Board also believed the Stock Splits to be fair to unaffiliated shareholders that are cashed out because they would be paid a price higher than Gate-Way determined the fair market value of the Company's stock on a per share price. Unaffiliated shareholders that are not cashed out would be treated the same as affiliated shareholders and remain shareholders of the Company on an ongoing basis. Unaffiliated shareholders would also have the ability to sell their stock if they no longer chose to be a shareholder of the Company prior to the Stock Splits taking effect.

The Board considered the factors in support of and in opposition to the Stock Splits discussed below in reaching its conclusion as to the substantive fairness of the Stock Splits. The Board did not assign specific weight to the following factors but did place emphasis on the opportunity for unaffiliated holders of Common Shares who will have fractional shares exchanged for cash to sell such Common Shares at a premium and without brokerage fees or commissions, as well as the significant cost and time savings the Company is expected to realize from deregistration of the Common Shares.

                         ADVANTAGES OF THE STOCK SPLITS

Opportunity for Shareholders to Sell Repurchased Common Shares at a Premium and Without Broker Fees or Commissions. The Repurchase Price of $1.50 per Common Share represents (i) a premium based on Gate-Way's opinion of the share price before dilution of about 40% and after dilution of 45%. The price offered by the Company is also a premium of 3.45% over the average closing price of the Common Shares on May 2, 2005 of a $1.45 (the date the Board approved the Stock Splits). The Board reviewed the proposal made by the Company's management that a $1.50 per share be established as the Repurchase Price for the Common Shares. The Board, in the exercise of its business judgment, adopted such recommendation since the Repurchase Price for the Common Shares represented fair consideration at a premium to the current price of the Common Shares while also being a significant premium to the valuation analysis of Gate-Way. The Board believes that the Repurchase Price is fair to the Company's shareholders. The Board determined that the Stock Splits are fair in part because they provide Cashed Out Holders with an opportunity to liquidate all of their Common Shares, and for Continuing Holders to liquidate some Common Shares, without paying brokerage commissions or other transaction fees.

While performing its analysis for the Valuation Opinion, Gate-Way Capital selected the valuation analyses it deemed most relevant based on its knowledge of the Company and the Company's expressed intent to continue as an operating entity and not liquidate. Please see the section entitled "Opinion of Gate-Way" for a discussion of these analyses.

The Board did not deem the Company's liquidation value material or relevant in the context of the Stock Splits. The Board did not calculate the Company's liquidation value, on a per share basis or otherwise. Although not calculated by the Board, the liquidation value of the Company would likely reflect an arbitrarily low valuation, and thus using liquidation value to help set the Repurchase Price would have supported a price lower than the price the Board believed would be appropriate in light of its desire to ensure that shareholders who receive cash in lieu of fractional shares receive a fair price for their Common Shares that are exchanged for cash in connection with the Stock Splits.

The Board believes that the Company's net book value per share does not properly reflect the Company's earnings stream and cash flow, two factors it considers critical for a meaningful valuation of the Common Shares. Net book value is based upon the historical cost of a company's assets and ignores the value of a company as a going concern. The value of items such as a positive business reputation, a trained workforce and established customers are ignored in computing net book value. The Board believes that the proper valuation of the Company should be based on the Company's historical and prospective operating performance and Gate-Way's analysis was based upon this premise. The Company's book value per Common Share based on its 10QSB filed for the period ending March 31, 2005 was $.53. The Board believes that the valuation of the Common Shares, as determined by Gate-Way, as well as the market price of the Common Shares on May 2, 2005 ($1.45 per share), are significantly greater than the book value per Common Share.

Significant Cost and Time Savings for the Company. By deregistering the Common Shares and suspending the Company's periodic reporting obligations under the Exchange Act, the Company expects to realize recurring annual cost savings of approximately $250,000 that it would have to expend in the future primarily for
Section 404, the internal controls audit of the Sarbanes-Oxley Act. In addition, the Company expects to realize non-recurring savings of approximately $75,000 in fees and expenses that would otherwise incur due to compliance with the internal controls audit requirements of Section 404 of the Sarbanes-Oxley Act. The termination of the Company's reporting obligations under the Exchange Act will also eliminate the significant amount of time and effort previously required of management to prepare and review the reports required to be filed under the Exchange Act. Please see the section entitled "Reasons for the Stock Splits" for a more detailed discussion of these cost savings.

Equal Treatment of Affiliated and Unaffiliated Holders of Common Shares. The Stock Splits will not impact affiliated holders of Common Shares differently than unaffiliated holders of Common Shares on the basis of affiliate status. The sole determining factor as to whether a holder of Common Shares will remain a shareholder of the Company and how many Common Shares will be repurchased by the Company in lieu of issuing fractional shares as a result of the Stock Splits is the number of Common Shares held by such holder immediately prior to the Stock Splits. Please see the section entitled "Stock Splits Proposal - Summary and Structure" for a more detailed discussion.

Minimum Effect on Voting Power. The Stock Splits will have minimum effect on the voting power of the Company's shareholders. The Common Shares are the Company's only voting shares and will continue to be the Company's only voting shares after the Stock Splits. The voting and other rights currently held by the Common Shares will not be affected by the Stock Splits. The only effect of the Stock Splits on the Company's voting power will be a change in the overall percentage of ownership of the Continuing Holders.

No Material Change in Percentage Ownership of Executive Officers and Directors. Since only an estimated 400,000 out of 7,910,727 outstanding Common Shares will be eliminated as a result of the Stock Splits, the percentage ownership of the Continuing Holders will be approximately the same as it was prior to the Stock Splits. For example, the executive officers and directors of the Company beneficially own approximately 28.58% of the outstanding Common Shares, and will beneficially own approximately 30.02% of the outstanding Common Shares following completion of the Stock Splits. All of the directors and executive officers that own stock currently have over 2000 shares and will remain shareholders of the Company after completion of the Stock Splits. Please see the section entitled "Security Ownership of Certain Beneficial Owners and Management."

Potential Ability to Control Decision to Remain a Holder of or Liquidate Common Shares. Another factor considered by the Board in determining the fairness of the Stock Splits to the holders of the Common Shares is that current holders of fewer than 2000 Common Shares can seek to remain shareholders of the Company following the Stock Splits by acquiring additional shares so that they own at least 2000 Common Shares immediately before the Stock Splits. However, if enough small shareholders decided to acquire shares to remain shareholders of the Company, the Company would not be able to file a Form 15 and deregister. The Company believes the likelihood of this happening is very remote and decided that the opportunity to deregister the Company far outweighed any remote possibility that the Company would have more than 300 shareholders after the Stock Splits. Conversely, stockholders that own 2000 or more Common Shares who desire to liquidate their shares in connection with the Stock Splits at the premium price offered can seek to reduce their holdings to less than 2000 Common Shares by selling shares prior to the Stock Splits. The Board did not place undue emphasis on this factor due to the limited trading market for the Common Shares. Please see the section entitled "Effects of the Stock Splits."

                        DISADVANTAGES OF THE STOCK SPLITS

Substantial or Complete Reduction of the Market for Common Shares. After the completion of the Stock Splits and deregistration of the Common Shares, the Company anticipates that the public market for the Common Shares will be substantially reduced or altogether eliminated. The Board, however, considered that potential trades in the Common Shares could be facilitated by a market maker in the Pink Sheets(R) following deregistration. Please see the section entitled "Effects of the Stock Splits".

Termination of Publicly Available Information About the Company. Upon termination of the registration of the Common Shares under the Exchange Act, the Company's duty to file periodic reports with the SEC will be suspended. Information regarding the Company's operations and financial results that is currently available to the general public and the investors will not be readily available after deregistration, and investors seeking information about the Company will have to contact the Company directly to receive such information. The Company may or may not provide investors with requested information that the Company is not required by law to provide. The Stock Splits will not affect the right of Continuing Holders to obtain certain information from the Company under Utah law. Under Utah law, a shareholder has the right to make a written request to inspect a company's books and records (including, without limitation, annual financial statements) and receive copies thereof for any purpose reasonably related to such person's interest as a shareholder.

While the Board realizes and acknowledges that the termination of publicly available information may be disadvantageous to the Company shareholders, the Board believes that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages associated with a lack of publicly available information about the Company. The Company currently intends to continue to provide annual audited financial statements and Proxy Statements to the Company's shareholders; however, these documents may not be as detailed or extensive as the information currently being filed with the SEC. Although the Company intends to continue to provide these documents, there is no SEC requirement that the Company does so or that it maintains the present level of disclosure contained in such documents. Please see the section entitled "Effects of the Stock Splits."

Possible Decline in Price of the Common Shares. After the completion of the Stock Splits, the liquidity of the Common Shares will be significantly reduced or eliminated. In addition, the lack of publicly available financial and other information about the Company and the diminished opportunity for the Company's shareholders to monitor the management of the Company due to the lack of such public information may cause the Continuing Holders to experience a decrease in the price at which they may sell their Common Shares. Please see "Disadvantages of the Stock Splits -Substantial or Complete Reduction of Public Sale Opportunities" and "Disadvantages of the Stock Splits - Termination of Publicly Available Information about the Company" above.

Inability to Participate in Future Increases in Value of the Common Shares or Payments of Dividends. Following the Stock Splits, Cashed Out Holders will have no further financial interest in the Company and will not have the opportunity to participate in the potential appreciation in the value of, or the payment of dividends on, the Common Shares.

                                  OTHER FACTORS

The Board concluded the factors set forth below to be either inapplicable or not material to its assessment of the fairness of the Stock Splits.


     Firm Offers. The Company is not aware of any firm offers to purchase the Company that have been made during the past two calendar years or during the current calendar year.

     Prior Public Offerings. The Company has not made any underwritten public offering of the Common Shares or any other securities since its initial public offering in 1981.

     Merger, Consolidation or Other Extraordinary Transaction. The Company is not engaged in a merger or consolidation with another company or in any other extraordinary transaction, such as the sale or other transfer of all, or a substantial part, of the Company's assets, during the past two calendar years or during the current calendar year.

     Securities Purchases. There have not been any purchases of the Company's Common Shares that would enable the holder to exercise control of the Company.

     Liquidation Value. The Company's liquidation value was not deemed relevant because the Company plans to continue to operate as a going concern following the Stock Splits.

                                   CONCLUSION

The Board believes that all of the factors mentioned above, both favorable and unfavorable, when viewed together support a conclusion that the Stock Splits are substantively fair to the Company's shareholders, including the Cashed Out Holders and Continuing Holders.

                               OPINION OF GATE-WAY

The Board retained Gate-Way to provide an opinion on the value of the Company's common shares ("Valuation Opinion"). On April 30, 2005, Gate-Way delivered the Valuation Opinion to the Board. The Valuation Opinion states that, based upon and subject to the factors and assumptions set forth therein, the Repurchase Price to be paid to Cashed Out Holders pursuant to the Stock Splits is fair from a financial point of view as of April 30, 2005 since it is a premium of what Gate-Way considers the stock's valuation to be by 40-45%. Gate-Way also presented to the Board a summary of the analyses described below which is attached to this Proxy Statement as Exhibit A.

The Valuation Opinion was prepared for use by the Board and was from a financial point of view, Gate-Way's opinion of the value of the Company. By determining the value of the Company, the Company's common shares could then be extrapolated based on the number issued and outstanding shares of the Company. Gate-Way was not involved in structuring the Stock Splits and its opinion does not compare the relative merits of the Stock Splits with those of any other transaction or business strategy which were or might have been available to or considered by the Company or the Board as alternatives to the Stock Splits and does not address the underlying business decision by the Board to proceed with or effect the Stock Splits. The Valuation Opinion is solely for the information of the valuation of the Company and was specifically addressed to the Board for its determination of a fair price of the Company's common stock for the reverse stock split. The information used by Gate-Way for making its determination was in large part provided by the Company and Gate-Way takes no responsibility for the underlying data presented in its report. The Valuation Opinion does not constitute a recommendation to the Board as to how it should vote on the Stock Splits. In furnishing the Valuation Opinion, Gate-Way did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act of 1933 nor did it admit that its opinion serves as a report or valuation within the meaning of the Securities Act. Gate-Way has valued other natural resource businesses in the past, but does not purport to be a guarantor of value.

The full text of the Valuation Opinion is attached as Exhibit B to the Proxy Statement that is filed with the SEC and is incorporated herein by reference. You may view the full text of the Valuation Opinion by typing in Pioneer Oil in the search engine after accessing the SEC's edgar site at http://www.sec.gov/edgar/searchedgar/companysearch.html. Once you have reached the filings for the Company enter the Proxy Statement and then access Exhibit B filed with the Proxy Statement. The summary of the Valuation Opinion set forth in this Proxy Statement and the summary attached to hereto as Exhibit A is qualified in its entirety by reference to the full text of the Valuation Opinion. Shareholders are urged to read the Valuation Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review by Gate-Way in connection with the Valuation Opinion.

The Board selected Gate-Way as its financial advisor because it is a recognized financial institution consulting firm that has substantial experience in the financial institutions industry and is knowledgeable and familiar with the operations of the Company and its business. As part of its business, Gate-Way is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes, particularly those of mineral companies.

In rendering the Valuation Opinion, Gate-Way reviewed the terms of the Stock Splits and also reviewed financial and other information that was publicly available, or furnished to Gate-Way by the Company's management. No projections or forecasts were furnished or provided to Gate-Way. The Company did provide Gate-Way with information related to its Central Utah acreage prospect. Gate-Way also reviewed certain publicly available operational, financial and stock market data relating to selected public companies and conducted other financial studies, analyses and investigations as Gate-Way deemed necessary or appropriate for purposes of rendering the Valuation Opinion, as more fully set forth therein. No limitations were imposed by the Board of the Company upon Gate-Way with respect to the investigations made or procedures followed by it in rendering its opinion.

Gate-Way assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, supplied or otherwise communicated to it by or on behalf of the Company. Gate-Way further relied upon the assurances of the Company's management that they are unaware of any facts that would make the information provided to it incomplete or misleading.

Gate-Way was not requested to make, and did not make, an independent evaluation or appraisal of the assets, properties, facilities or liabilities (contingent or otherwise) of the Company, and was not furnished with any such appraisals or evaluations other than the reserve study furnished in the Company's Form 10KSB filed for the period ending 9/30/2004. Gate-Way's opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to Gate-Way on the date of the Valuation Opinion. Subsequent developments may affect the conclusions reached in the Valuation Opinion and Gate-Way has no obligation to update, revise or reaffirm the Valuation Opinion.

All of the factors and assumptions which were used by Gate-Way are disclosed in their full report. Some of the most important were the three valuation methods used which were the Asset Based approach, Market approach and Income approach. These are the valuations methods approved by the IRS and are standard industry practice and are consistent with Internal Revenue Ruling 59-60.

The fair market value determined by Gate-Way was based primarily on the historical income of the Company, the historical market for the Company's stock, the value of the Company as a going concern, and various risk factors such as no replacement people for key personnel and the wide swings in oil prices over the last four years. The value of the Company's central Utah project was an important factor in valuation and the Company made it clear to Gate-Way that the sale of these properties is an unusual event and it is unlikely that the Company will find a similarly profitable leasing opportunity in the foreseeable future.

In preparing the Valuation Opinion, Gate-Way conducted the following two principal analyses: (i) a comparison of the Company with certain publicly traded companies deemed comparable to the Company, and (ii) a review of the Company's historical earnings and financial statements and a projection of future earnings using an appropriate Cost-of -Capital.

No company used in any analysis as a comparison is identical to the Company, and they all differ in various ways. As a result, Gate-Way applied its experience and professional judgment in making such analyses. Accordingly, an analysis of the results is not mathematical; rather it involves complex considerations and judgments concerning differences in financial characteristics, performance characteristics and trading value of the comparable companies to which the Company is being compared. The preparation of a valuation opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at the Valuation Opinion, Gate-Way considered the results of all of its analyses as a whole and weighted the market approach 60% and the income approach 40%. Gate-Way believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion.

The following is a summary of the material financial analyses performed by Gate-Way in connection with the preparation of the Valuation Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Gate-Way employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by Gate-Way. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 30, 2005 and is not necessarily indicative of current market conditions.

                   PUBLIC COMPARABLES ANALYSIS/MARKET APPROACH

In rendering its opinion, Gate-Way analyzed the pricing ratios of certain comparable oil and gas companies that had sold at a certain price. The analysis included a comparison of such key financial ratios as return on assets, return on investment and P.E. ratio before extraordinary items and such key pricing ratios as current ratio, and earnings before interest, depreciation and amortization. Gate-Way reviewed and compared selected financial and stock market information, ratios and multiples of the Company to corresponding financial and stock market information, ratios and multiples for a group of nine selected publicly-traded oil and gas companies as set forth in the full text of the Valuation Opinion attached as Exhibit B filed with the SEC.

Gate-Way considered the comparable group comparison of the Market Approach and analysis as the most appropriate basis for determining the price for the repurchase of the Company's stock and weighted 60% of the price using this method. Gate-Way stated that the weight given to the Market and Income approach was based on the professional judgment and experience of its analyst and not because of some system of prescribed formulas. The reason for giving a greater allocation toward the Market approach over the Income approach was not disclosed by the analyst other than the asset approach relies on the selection of truly comparable companies in the same industry which is challenging since few companies have the same financial structure, cost structure, organization, operational processes, product mixes, markets, etc. However, the approach does provide valuable perspective about the market.

The Market Approach uses compabable companies in the same industry as defined by a company's SIC or NAICS codes. Comparable data is extracted from public markets and from various data bases containing historical information for stock shares, earnings per share, equity price to annual sales, equity price to annual sales, and equity price to annual sales or assets, etc. The challenge with this method is locating and selecting appropriate similar or comparable companies. Two methods have been approved for the Market Approach namely the Guideline Publicly Traded Company Method and the Comparative Transaction Method. The Guideline Publicly Traded Company Method ("GTPCM") incorporates a best fit analysis and encompasses the concept of selecting those companies that are deemed most comparable or similar to the Company. Publicly held companies were used for the comparable analysis since closely-held companies have different foundations, both financially and organizationally, from those of most public companies. Gate-Way took information from 193 companies identified in SIC 1311 the same industrial code as Pioneer Oil and Gas and compared the same with Pioneer Oil and Gas. Several of the 193 companies in the sample were deleted for various reasons by Gate-Way with the Companies most close to the Company placed in the following table that was in Gate-Way's report:



-------------------------------------------------------------------------------------------------------------------------------
                     Table: ADJUSTED COMPARISON SUMMARY WITH OTHER PUBLICLY TRADED COMPANIES
                                                           SIC 1311
                                                     Pioneer Oil and Gas
                                                        April 30, 2005

-------------------------------------------------------------------------------------------------------------------------------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------

       DESCRIPTION                               PE                                              LONG
                                        STOCK    RATIO                                           TERM
                                       PRICE/    BEFORE    STOCK                                 DEBT/
                                      SALES/     XTR       PRICE /    DIV     PAY OUT   CUR       TOT    RTRN ON     RTRN ON
                            BETA        SHARE     ITEMS    CASH FLOW  YIELD    RATIO     RATIO    EQTY     INVEST     ASSETS
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                             -1.03      1.53      16.09      9.25      0.00     0.00     5.05     0.00     20.02       12.65
Pioneer Oil and Gas
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------

Total SIC 1311 Sample
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                      MEAN    0.49      2.51      15.87      6.36      0.61     1.23     1.36     0.58      9.28       7.71
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                    MEDIAN   0.565      2.36      13.68      5.875     0.62      0         1      0.51      9.55       7.88
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                   MAXIMUM    1.92      5.08      40.00      13.00     1.09     8.12     5.05     2.07     20.02       16.04
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                   MINIMUM   -1.13      0.03       2.95      0.24      0.14     0.00     0.05     0.00      0.00       0.00
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                     RANGE    3.05      5.05      37.05      12.76     0.95     8.12       5      2.07     20.02       16.04
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                     STDEV   0.545      1.02       7.58      2.43      0.29     2.45     1.02     0.46      4.67       3.89
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                   COEFVAR   1.105      0.41       0.48      0.38      0.48     2.00     0.75     0.79      0.50       0.50
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
                    COUNTA     64        64         64        64        17       66       66       63        64         67
--------------------------- --------- ---------- --------- ---------- ------- --------- -------- ------- ----------- ----------
-------------------------------------------------------------------------------------------------------------------------------

Source:  C-E-I-R 10,000 - Data extracted as of 31 December 2004.
-------------------------------------------------------------------------------------------------------------------------------


The next table below presents Gate-Way's results of Valuations using the Ratios from the table above:


                                         Table: SUMMARY OF VALUATION RESULTS
                                                 C-E-I-R 10,000 Data
                                                 Pioneer Oil and Gas
                                                    April 30, 2005

-----------------------------------------------------------------------------------------------------------------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------


                            PER      CURRENTSHARES
       DESCRIPTION           SHARE                    MEAN         MEDIAN         HIGH         LOW          MEANS
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
Stock Price to Sales         0.199    7,911,727       2.51          2.36          5.08         0.03
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                    Ratios                            .499          .47          1.011         .006
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                 Valuation                           3,947,950     3,715,700     7,998,100      47,200       5,220,600
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
Price/Earnings               0.041   7,911,727       15.87         13.68         40.00         2.95
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                    Ratios                            .646          .557         1.629        0.120
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                 Valuation                        5,111,000        4,406,800    12,888,200     949,400       7,468,700
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
Price/Cash Flow             0.055    7,911,727        6.36         5.875         13.00         0.24
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                    Ratios                            0.35         0.323         0.715        0.013
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                 Valuation                           2,769,100     2,555,500     5,656,900     102,900       3,660,500
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------
                                                     3,942,700     3,559,300     8,847,700     366,500
                     MEANS
--------------------------- -------- ------------ ------------- ------------- ------------- ----------- ---------------


Gate-Way gave careful consideration to the results of the analysis presented in the Table above. Gate-Way stated in its report that "A comparison between the Company and 'similar' companies in the same industry shows the Company to be above average performance wise." Therefore, Gate-Way concluded that an appropriate value should lie somewhere between the Mean/Median and the High. An average of those three values was used to derive the Grand Means, and by comparison Gate-Way selected the two highest values which were then averaged resulting in the selected value for this method. The derived values range from a low of $366,500 to a high of $8,847,700. The selected value using this method was the mean between the three highest valuations or $7,179,000.

The Comparative Transaction Method compares selected ratios from the actual sales of other companies in the same industry. Data to support this method is generally found in a variety of databases which contain key information about similar companies recently sold. That data is adjusted, and selected financial ratios are derived from which values can be calculated using th subject Company's financial data. The challenge using this method is the identification of truly similar companies for the comparison, since it is rare to find two or more companies that have the exact same management, product, marketing, and financial structure, etc. Comparative data was extracted from DoneDeals for the Gate-Way opinion. The table below summarizes the nine transactions involving companies used for comparing with Pioneer Oil and Gas. Of the nine transactions, seven were sold by Private Companies and two by Public companies. Seven of the nine sellers were U.S. companies, and two were Canadian companies. A summary of the Sellers Description and the Terms of the sale are presented below:



              Table: SUMMARY OF COMPARATIVE TRANSACTIONS - SIC 1311
                               DoneDeals Database
                               Pioneer Oil and Gas
                                 April 30, 2005



BUYER'S CITY                        PRIMARY SELLER (STATE)             SALE TYPE         BUS TYPE              CLOSE

Delray Beach, FL                    Graham Energy (NV)                 Stock             Private               6-Feb-02
Calgary, Alberta, Canada            Assure Oil and Gas Corp. (CANADA)  Stock             Private               1-Apr-02
New Orleans, LA                     Hail-Houston Oil Company (TX)      Stock             Private              15-Jan-02
Calgary, Alberta, Canada            Westerra 2000 Inc. (ALBERTA)       Stock             Private               1-Apr-02
Benedict, KS                        STP Cherokee, Inc. (OK)            Stock             Private               7-Nov-02
Denver, CO                          Bravo Natural Reosurces, Inc. (OK) Stock             Private               6-Dec-02
Houston, TX                         EEX Corporation (TX)               Stock             Public               26-Nov-02
Denver, CO                          Matador Petroleum Corp (TX)        Stock             Public               27-Jun-03
Oklahoma City, OK                   Perkins Oil Enterprises, Inc. (KS) Stock             Private               6-Jun-03



The Gate-Way opinion then summarized the sales transactions of the nine companies and identified valuation ratios for comparative purposes under the following tables:

         Table: SUMMARY OF EQUITY PRICES, REVENUES AND VALUATION RATIOS
                               DoneDeals Database
                               Pioneer Oil and Gas
                                 April 30, 2005


                                                        EQUITY                      EQUITY                               EQUITY
                                                        PRICE                       PRICE                                PRICE
PRIMARY SELLER          EQUITY PRICE     REVENUE        REVENUE        EBITDA       EBITDA          NET INCOME           NET INCOME
Graham Energy            10,800,000          96,000     113            39,990       270                      4,000     2,700.00
Assure Oil and Gas        2,100,000          39,000      54           (90,000)      -23                   (141,000)    (14.89)
Hail-Houston Oil         94,600,000      36,000,000       3          (427,000)     -222                (17,400,000)     (5.44)
Westerra 2000             2,288,700         600,000       4           275,000         8                     13,000      176.05
STP Cherokee              6,110,000       1,800,000       3            81,900        75                   (208,500)    (29.30)
Bravo Natural Resources 119,000,000      17,466,670       7        12,266,670        10                  3,333,333      35.70
EEX Corporation         742,900,000     151,733,337       5                                             25,600,000      29.02
Matador Petroleum       407,700,000      59,900,000       7        40,100,000        10                 10,300,000      39.58
Perkins Oil Enterprises   3,040,000       5,520,000       1           506,400         6                    168,000      18.10
MEAN                    154,282,078      30,350,556      22         6,594,120        17                  2,407,648       328
MEDIAN                   10,800,000       5,520,000       5           178,450         9                     13,000        29
MAXIMUM                 742,900,000     151,733,337     113        40,100,000       270                 25,600,000   2,700.00
MINIMUM                   2,100,000          39,000       1          (427,000)     (222)               (17,400,000)    (29.00)
RANGE                   740,800,000     151,694,337     112        40,527,000       492                 43,000,000   2,729.00
STDEV                   256,704,131      49,944,688      38        14,198,353       134                 11,309,520     892.00
COEFVAR                     1.66            1.65        1.75          2.15         8.02                       4.70       2.72
SAMPSIZE                    9               9             9           9             8                           9        9


    Table: ADJUSTED SUMMARY OF EQUITY PRICES, REVENUES AND VALUATION RATIOS
                               DoneDeals Database
                              Pioneer Oil and Gas
                                 April 30, 2005


                                                            EQUITY                    EQUITY                               EQUITY
                                                            PRICE                     PRICE                                PRICE
PRIMARY SELLER             EQUITY PRICE         REVENUE     REVENUE       EBITDA      EBITDA        NET INCOME           NET INCOME
Hail-Houston Oil           94,600,000          36,000,000     3           (427,000)   (222)         (17,400,000)              (5)
Westerra 2000               2,288,700             600,000     4            275,000       8               13,000              176
STP Cherokee                6,110,000           1,800,000     3             81,900      75             (208,500)             (29)
Bravo Natural REsources   119,000,000          17,466,670     7         12,266,670      10            3,333,333               36
EEX Corporation           742,900,000         151,733,337     5                                      25,600,000               29
Matador Petroleum         407,700,000          59,900,000     7         40,100,000      10           10,300,000               40
Perkins Oil Enterprises     3,040,000           5,520,000     1            506,400       6              168,000               18

MEAN                      196,519,814          39,002,858     4          8,800,495     (19)           3,115,119               38
MEDIAN                     94,600,000          17,466,670     4            390,700       9              168,000               29
MAXIMUM                   742,900,000         151,733,337     7         40,100,000      75           25,600,000              176
MINIMUM                     2,288,700             600,000     1           (427,000)   (222)         (17,400,000)             (29)
RANGE                     740,611,300         151,133,337     6         40,527,000     296           43,000,000              205
STDEV                     280,161,088          54,156,578     2         16,089,189     103           12,958,043               66
COEFVAR                      1.43                1.39        0.55         1.83        -5.47            4.16                  1.75
SAMPSIZE                      7                   7           7            6            6               7                     7


             Table: SUMMARY OF COMPARATIVE TRANSACTIONS VALUATIONS
                              Pioneer Oil and Gas
                                 April 30, 2005


                          *      REVENUE          *             EBITDA          *              NET INCOME
DESCRIPTION                    $1,590,900.00                    $404,300.00                    $297,800.00
MEAN                      4    $6,363,600.00     22           $8,894,600.00     31           $9,231,800.00
MEDIAN                    4    $6,363,600.00     10           $4,043,000.00     32           $9,529,600.00
MAXIMUM                   7   $11,136,300.00     75          $30,322,500.00     40          $11,912,000.00
MINIMUM                   1    $1,590,900.00      6           $2,425,800.00     18           $5,360,400.00

MEAN                           $6,363,600.00                 $11,421,475.00                  $9,008,450.00

GRAND MEAN                     $8,931,175.00                  $8,931,175.00                  $8,931,175.00

* = Valuation Ratio used for calculation





Gate-Way's results using the Comparative Transactions Method was $8,931,200. The Table presented below considers the valuations selected from each Market Approach Method, and derives a single value for the Market Approach.

                  Table: OPINION OF VALUE FOR MARKET APPROACH
                              Pioneer Oil and Gas
                                 April 30, 2005


                  Publicly Traded Companies           $7,179,000
                  Comparative Transaction Companies   $8,931,200

                  OPINION OF VALUE - MARKET APPROACH  $8,055,100

                                INCOME APPROACH

The Income Approach is a discounted earnings method used to calculate the present value of a Company's future earnings potential. The earnings are derived using statistical projection models of the Company's adjusted historical Income Statements. Gate-Way in its opinion stated that this method is highly regarded by the Valuation community as an excellent method for deriving the Sales or Equity Price of an on-going business. It permits the use of various definitions of earnings including Net Earnings, Earnings Before Taxes, and Net Cash Flow. The determination of value then is based on the present value of a stream of benefits, or earnings, into the future, plus a Terminal Value that represents the Company's residual value into the future at the end of the earnings stream. The strengths of this method are that it considers the Company's operational processes and profits based on historical experience. Its major weakness though is that it relies on the selection of an appropriate Cost of Capital expressed as Discount and Capitalization rates, on an appropriately selected long-term growth rate, and on accurate projections of earnings throughout the analysis period. Hence, variances from those selections and actual rates and earnings will result in differences between derived and actual values, and those differences may be material.

Using this method, Gate-Way determined Pioneer Oil and Gas to have a long term sustainable growth after taxes of 6.0%. With the exception of 2005, Revenues were derived from five-year historical information (2000-2004). Expenses were determined using a ration of revenues to expenses over the same period. General and Administrative expenses for fiscal year 2005 were set as the same as fiscal year 2004, and then were inflated at 2.0% per year for the next five years. The resulting Net Income derived by Gate-Way was used in the Discounted Future Earnings model presented in the Table below.

For their report, Gate-Way considered 2005 as the base year. Financial results were available for the first half of the year, and an estimate was made for the second half. Also, unusual income from the sale of acreage from the Central Utah Overthrust was included into the 2005 results. Projected Revenues and Expenses for the subsequent five years were made as described above, and the present value of that earnings stream was calculated using the long term sustainable growth number of 6.0%.

                    Table: PROJECTED FUTURE EARNINGS SUMMARY
                              Pioneer Oil and Gas
                                 April 30, 2005


REVENUES ($s)                                               2005         2006         2007         2008         2009         2010
Oil and gas sales                          0.56          955,000    1,694,280    2,237,424    2,875,824    3,609,480    4,438,459
Royalty revenue                            0.30          850,000      907,650    1,198,620    1,540,620    1,933,650    2,377,746
Production Operations (OGRR)                           1,805,000    2,601,930    3,436,044    4,416,444    5,543,130    6,816,205
Operational reimbursements                 0.00                0            0            0            0            0            0
Project/lease sales income                 0.14        5,860,263      423,570      559,356      718,956      902,370    1,109,615
TOTAL REVENUES                             1.00        7,665,263    3,025,500    3,995,400    5,135,400    6,445,500    7,925,820
EXPENSES
Cost of Operations f(OGRR)                 0.44          794,899    1,145,857    1,513,190    1,944,946    2,441,124    3,001,770
General& Admin *                           0.02          346,970      353,909      360,988      368,207      375,571      383,083
Exploration Costs f(OGRR)                  0.13          238,525      343,837      454,062      583,619      732,507      900,740
Lease rentals                              0.20           55,000       83,154      109,811      141,143      177,150      217,836
Total Expenses                                         1,435,394    1,926,757    2,438,051    3,037,915    3,726,352    4,503,428
EBITDA                                                 6,229,869    1,098,743    1,557,349    2,097,485    2,719,148    3,422,392
Depre.,Deple,Amort. f(OGRR)                0.08          623,184      245,973      324,825      417,507      524,018      644,368
TOTAL OPERATING EXP                                    2,058,578    2,172,729    2,762,876    3,455,422    4,250,370    5,147,796
EBIT (OPERATING PROFIT)                                5,606,684      852,771    1,232,524    1,679,978    2,195,130    2,778,024
Other Income (Expenses)
Interest Income                            0.01           76,653       30,255       39,954       51,354       64,455       79,258
Interest Expenses                         (0.01)         (76,653)     (30,255)     (39,954)     (51,354)     (64,455)     (79,258)
Other Income (Expenses)                    0.01           76,653       30,255       39,954       51,354       64,455       79,258
Total Other Income                                        76,653       30,255       39,954       51,354       64,455       79,258
Earnings Before Taxes                                  5,683,337      883,026    1,272,478    1,731,332    2,259,585    2,857,282
Estimated Federal Taxes(1)                             1,932,334      300,229      432,643      588,653      768,259      971,476
Estimated Utah Corporate Taxes(2)                        187,550       29,140       41,992       57,134       74,566       94,290
NET INCOME                                             3,563,452      553,657      797,844    1,085,545    1,416,760    1,791,516


(1) 2004  Corporate  Income Tax Rates for 'C'  Corporations  - Does not consider dividends or other deductions.
34% Tax bracket                            0.34          113,900      113,900      113,900      113,900      113,900      113,900
Plus 34% of earnings over 335,000                      1,818,434      186,329      318,743      474,753      654,359      857,576
Total estimated Federal Tax                            1,932,334      300,229      432,643      588,653      768,259      971,476
(2) 2005 Utah Flat Corporate Tax rate - 5%
5% Flat Corporate Tax Rate                 0.05          187,550       29,140       41,992       57,134       74,566       94,290
Total Estimated Taxes                                  2,119,885      329,369      474,634      645,787      842,825    1,065,766







               Table: PRESENT VALUE OF DISCOUNTED FUTURE EARNINGS
                              Pioneer Oil and Gas
                                 April 30, 2005

DESCRIPTION                       VALUES      Projected    Projected   Projected   Projected    Projected   Projected   Projected
                                              30-Apr-05        2006        2007         2008        2009        2010    Term Val
Net Income ($s)                                3,563,452     553,657     797,844    1,085,545   1,416,760   1,791,516   1,791,516
                                                   0           1           2            3           4           5            5
Discount Factor                                 1.000000    0.795482    0.632791     0.503374    0.400425    0.318530    0.318530
PV of Discounted Earnings       6,193,137.00   3,563,452     440,424     504,868      546,435     567,305     570,652


Terminal Value                  1,791,516.00 <=The 11th year of operations, or
                                               5th complete years past the
                                               Valuation Date.
Capitalization of               9,089,376.00 <=Result from dividing by the After
 Terminal Value                            -tax Capitalization Rate shown below.
PV of Capitalized               2,895,242.00 <-Result of multiplying times the
 Terminal Value                             After-tax Discount Rate shown below.
Total Present Value             9,088,379.00

AFTER TAX COST OF CAPITAL
Discount Rate                                25.71%
Capitalization Rate                          19.71%
Long-term Sustainable Growth                 6.00%


The Table presented below summarizes the results of the Discounted Earnings Method presented in the Table shown above. This method resulted in a valuation of $9,088,379. Inherent in this valuation are all of the assets and expenses used to produce earnings and profits including lease rights, buildings, furniture, fixtures, and equipment, management, depreciation, interest, and taxes, etc.

                      Table: DISCOUNTED EARNINGS VALUATION
                              Pioneer Oil and Gas
                                 April 30, 2005


DESCRIPTION                                      VALUATION
Present Value of Earnings Stream                 $6,193,137
Present Value of Terminal Value                  $2,895,242
OPINION OF VALUE - Discounted Earnings Method    $9,088,379

The Income Approach was weighted 40% and the Market Approach 60% and the two methods were added together to arrive at the value of the Company of $8,468,420. Therefore, since the Company has issued and outstanding common stock of 7,910,727 common shares and 8,330,727 on a fully diluted basis, the value of the Company's stock using Gate-Way's Valuation Opinion is $1.07 and $1.03 on a fully diluted basis.

The Repurchase Price offered by the Company is a premium of about 45% before dilution and about 40% on a fully diluted basis. This is significant premium that the Company is willing to pay primarily because the Company's common stock has been trading close to a $1.50.

                        REVIEW OF THE COMPANY PERFORMANCE

Gate-Way reviewed the trading prices of the Company's Common Shares and the Company has reviewed the prices for the period of April 1, 2004, through March 31, 2005, as quoted by the Bulletin Board in determining the Repurchase Price. The following table sets forth the high and low closing prices for the Company Common Shares for each quarter of the period from April 1, 2004 through March 31, 2005.

      Quarter Ended                  High Close         Low Close
      -------------                  ----------          ---------


      June 30, 2004                       $.85            $.61
      September 30, 2004                 $2.00            $.65
      December 31, 2004                  $1.05            $.75
      March 31, 2005                     $1.96            $.82

    Period Of                        High Close        Low Close
      ---------                      ----------         ---------

      April 1, 2005 to
      May 2, 2005                        $1.72           $1.45


                           Latest Price                 Closing Price
                           ------------                 -------------

      May 3, 2005            $1.45                        $1.45


Gate-Way did not place a lot of weight on the market price of the Company's stock since it believed the market and income approach to be better methods in determining the value of the Company's common stock. However, the Company believed that even though the price of the Company's stock was relatively high in light of Gate-Way's opinion it did not want to make the Repurchase Price lower than the market price and therefore, set the price at $1.50.

                                   CONCLUSION

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Valuation Opinion, the Company is of the opinion that, as of the date of the Valuation Opinion, that the Repurchase Price of $1.50 per Common Share to be paid by the Company in lieu of issuing fractional shares in connection with the Stock Splits is fair to the Cashed Out Holders and Continuing Holders from a financial point of view since it is a substantial premium over the value of what Gate-Way determined the value of the Company's common stock.

                             ENGAGEMENT OF GATE-WAY

The Company has agreed to pay Gate-Way a fee of $8,500 and to reimburse Gate-Way for its reasonable out-of-pocket expenses related to its engagement, whether or not the Stock Splits are consummated. No compensation received or to be received by Gate-Way is based on or is contingent on the results of Gate-Way's engagement. There are no other current arrangements to compensate Gate-Way, its affiliates or unaffiliated representatives for any services rendered to the Company, its executive officers, directors or affiliates. Gate-Way has not previously provided financial institution consulting services to the Company.
None of Gate-Way's employees who worked on the engagement has any known financial interest in the assets or equity of the Company or the outcome of the engagement.

                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

The Company presently has one class of capital stock, common stock, $.001 par value, of which 7,910,727 shares were issued and outstanding at the close of business on May 31st, 2005. Only shareholders of record at the close of business on May 31st, 2005 will be entitled to notice of and to vote at the meeting. The presence at the meeting in person or by proxy of a majority of the shares entitled to a vote shall constitute a quorum for the transaction of business. All voting is non-cumulative.

The Directors know of no other matters, which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or that person's duly constituted substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the items listed in the Notice. The Directors recommend a vote "FOR" each of the proposals. Directors are elected by a plurality of the common stock represented at the meeting.

In accordance with Utah State law, certain corporate actions, generally, may create shareholder's rights of dissent and entitlement to payment of the fair market value of shares held. However, none of the proposals at the Annual Meeting creates such shareholder dissenters' rights.

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a latter date.

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of mails, officers, directors, employees and agents of the Company may solicit proxies by written communication, telephone or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding common stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of common stock.

The Company will appoint one or more inspectors of election to act at the Meeting and report the results. Prior to the Meeting, each inspector will sign an oath to perform his duties in an impartial manner and according to the best of his ability. Inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the Meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law. Inspectors will tabulate the number of votes cast for or withheld in the election of directors, and the number of votes cast for or against all other proposals, including abstentions and other non-votes.

The required quorum necessary to transact business at the Meeting is a majority of the issued common stock outstanding on the record date. If a quorum is present, a plurality of the votes cast for directors will determine the directors elected and the approval of each proposal at the Meeting requires the affirmative vote of a majority of the common stock actually voted on such proposal except on the Stock Splits the Board would request a majority of the total and issued and outstanding shares ratify their action. Abstentions and broker non-votes will be counted to determine if a quorum is present but will not otherwise affect the voting on any proposal.


PROPOSAL ONE: RATIFICATION BY THE SHAREHOLDERS OF THE BOARD'S PROPOSAL TO EFFECT THE STOCK SPLITS

To ratify the Board of Directors decision for a 1-for-2000 reverse stock split and the repurchase of all resulting fractional shares, followed immediately by a 2000-for-1 forward stock split of the Company's common shares. As a result of the Stock Splits, (a) each shareholder owning fewer than 2000 common shares of the Company immediately before the Stock Splits will receive $1.50 in cash, without interest, for each of the Company's common shares owned by such shareholder immediately prior to the Stock Splits and will no longer be a shareholder of the Company; and (b) each shareholder owning 2000 or more common shares immediately before the Stock Splits (i) will receive 2000 Common Shares after the Stock Splits in exchange for each lot of 2000 Common Shares held before the Stock Splits and (ii) any additional Common Shares held other than in a 2000 share lot will be canceled and exchanged for $1.50 in cash per share. The effective date for the reverse stock split will be on July 25, 2005, and the forward split shall follow as soon thereafter the completion of all transactions necessary for the reverse stock split. The Stock Splits will allow the Company to file a Form 15 with the Securities and Exchange Commission (`SEC"), thereby causing the Company to no longer be subject to the Rules and Regulations of the Securities Act of 1934 and particularly the Sarbanes-Oxley Act of 2002.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN
                           FAVOR OF THE STOCK SPLITS.

                       PROPOSAL TWO: ELECTION OF DIRECTORS

A Board of four directors is to be elected at the Meeting. The nominees are the present directors, all of whom are standing for re-election. No director nominee has declined the nomination or is unable or unfit to serve. Under the Bylaws of the Company, the Company must have a minimum of three and a maximum of seven directors. Each director serves until the next annual shareholders meeting or until a successor is duly elected. Don J. Colton and Gregg B. Colton are brothers and John O. Anderson is their uncle. The following table sets forth information about the nominees and lists their ages as of the date of the meeting.



         Name           Age      Position(s) Held            Director Since

Don J. Colton           59      Director, CEO, President      October 1980
                                    and Treasurer
Gregg B. Colton         52      Director, Vice President      October 1980
                                    and Secretary

John O. Anderson        62      Director                      January 1988

Lynn Woodbury           42      Director                         July 2505


Don J. Colton serves as the Company's President, Treasurer and Chairman of its Board of Directors. Since the Company's inception in October 1980, Mr. Colton has served as the Company's President and has been involved in all aspects of the business including exploration, acquisition and development of producing properties. From 1979 to 1981, Mr. Colton was Chief Financial Officer and a member of the Board of Directors of Drilling Research Laboratory in Salt Lake City, Utah. The Drilling Research Laboratory is a subsidiary of Terra Tek, Inc. and prior to his involvement with the Drilling Research Laboratory, Mr. Colton was Manager of Special Projects for Terra Tek. Mr. Colton received a BS in Physics from Brigham Young University in 1970 and a Master of Business Administration from the University of Utah in 1974.

Gregg B. Colton serves as the Company's Vice President, Secretary, General Counsel and a member of the Board of Directors. Mr. Colton has been employed with the Company since it actually commenced business in 1981. Mr. Colton is involved in handling the contracts, sales of oil and gas products and legal problems of the Company along with the day to day decision making for the Company with the Company's President. From 1981 to 1984, Mr. Colton was also a partner in the law firm of Cannon, Hansen & Wilkinson. Mr. Colton is a member of the Utah State Bar and a real estate broker. He is also a member of the Corporate Counsel and Business Law sections for the Utah State Bar. Mr. Colton earned his BA from the University of Utah in 1976 and a Juris Doctor and a Master of Business Administration from Brigham Young University in 1981.

John O. Anderson serves as the Company's Office Manager along with being a member of the Board of Directors. Mr. Anderson as Office Manager handles the day to day accounting for the Company along with handling the procurement of office supplies. The Company has employed Mr. Anderson since 1981 and prior to joining the Company he worked in land investments. Mr. Anderson received his BS in Zoology in 1968 from the University of California.

Lynn Woodbury is the independent director on the audit committee for the Company. Ms. Woodbury has been employed as the Controller of International Petroleum LLC, a Salt Lake based exploration company since 1999 and handles all phases of accounting, tax returns and internal control structure. Prior to her employment with International Petroleum LLC, Ms. Woodbury was self-employed and provided tax planning and compliance services for clients from 1996-1999. Ms. Woodbury was employed by Kevin R. Huntington, JD, CPA, PC from 1986-1996 and worked in the accounting, tax and management services. Ms. Woodbury has been a licensed Certified Public Accountant since 1994 and graduated in 1985 from BYU with a BS in accounting.


The Company does not have a nominating committee but all members of the Board of Directors are involved in the consideration of any directors. The Company's Audit Committee has the responsibility of assisting with the selection of the independent auditors, approving all audit and non-audit services, reviewing with management and the independent auditors the Company's financial statements, significant accounting and financial policies and practices, audit scope and adequacy of internal audit and control systems. The Audit Committee is comprised of Lynn Woodbury, presently the sole member of the committee. Ms. Woodbury will meet each quarter to review the financial statements of the Company prior to submission with the SEC. Ms. Woodbury, a CPA, is considered an independent director in accordance with the National Association of Securities Dealer's listing standards and serves as the Chairman and designated financial expert for the audit committee. All members of the Audit Committee are able to read and understand fundamental financial statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE MEMBERS OF THE BOARD OF DIRECTORS

                               BOARD OF DIRECTORS

The Board of Directors held a total of four Board of Directors meeting during the fiscal year ending September 30, 2004. All directors attended all of the meetings of the Board of Directors. The Board of Directors has an audit committee comprised of Ms. Woodbury, but does not have a nominating or compensation committee or a committee that performs similar functions.

The Company's directors hold office until the end of their respective terms or until their successors have been duly elected and qualified. Presently, the Board of Directors does not receive any cash compensation for serving on the Board who are employees. Lynn Woodbury, the only Board member that is not an employee is paid $1,000 per quarter for serving on the Board of Directors. The employees on the Board have received 60,000 options under the Company's incentive stock option plan to acquire the Company's common stock at a price of $.20 per share until August 9, 2011. The options were granted to these employees when the share price of the Company's common stock was $.20 or below.

At the annual shareholders meeting in 1991, the shareholders approved an amendment to the Company's Articles of Incorporation, limiting the personal liability of directors to the Company and its shareholders, to the extent allowed by Utah law. In effect, the shareholders approved the adoption of statutory provisions, which permit a Utah corporation to eliminate the personal liability of directors for monetary damages for breach of fiduciary duty.

         The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board.

                        EXECUTIVE OFFICERS AND MANAGEMENT

         The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they serve the Company:

         Name          Age       Position(s)                  Officer Since

Don J. Colton          59     President/Treasurer                1980
Gregg B. Colton        52     Vice President/Secretary           1980

Note: Don J. Colton and Gregg B. Colton are brothers.

Section 16(a) of the Securities and Exchange Act of 1934 requires officers, directors, and persons who own more than ten percent of a registered class of a company's equity securities to file initial reports of beneficial ownership and to report changes in ownership of those securities with the Securities and Exchange Commission. They are also required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the applicable copies of the forms required to be filed with the SEC that have been furnished to the Company, the Company has determined that the pertinent officers, directors and principal shareholders have complied with all applicable Section 16(a) requirements since the Company became subject to Securities Exchange Act of 1934. The Company voluntarily became subject to the Securities Exchange Act of 1934 on February 26th, 2000.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth all cash compensation paid, distributed or accrued for services, including salary and bonus amounts rendered in all capacities for the Company's CEO during the fiscal years ended, September 30, 2004, 2003, and 2002. All other tables required to be reported have been omitted as there has been no compensation awarded to, earned by or paid to any of the executives of the Company that is required to be reported other than what is stated below:

                           SUMMARY COMPENSATION TABLE

Name and                  Amount of                           Fiscal
Principal Position        Compensation                        Year Ended

Don J. Colton, CEO          $94,879(1)                          2004
Don J. Colton, CEO          $90,504(1)                          2003
Don J. Colton, CEO          $90,504(1)                          2002

          (1) The amount of compensation included in the table above for each fiscal year does not include amounts paid by the Company for the Company's Employee Stock Ownership Plan. Under the Employee Stock Ownership Plan 15% of the employees compensation for salary or bonuses is paid on behalf of the employee for Company stock in the Company's Employee Stock Ownership Plan for fiscal year 2004. All full-time employees of the Company participate in the Employee Stock Ownership Plan on the same terms and conditions as management. For the fiscal years shown above 15% of the compensation amount was paid towards the Employee Stock Ownership Plan in the form of Company stock for 2004 and 2003 and 10% in fiscal year 2002.

The Board of Directors reviews and sets compensation levels of the executive officers of the Company by evaluating their respective performance in light of a number of factors, including the Board's assessment of the performance of the Company, as well as the range of compensation paid by the Company in comparison to the range of compensation paid by similar oil and gas companies in the western United States. The board weighs other factors, such as the officer's performance relative to the continued acquisition of favorable properties, and relative to the Company's financial performance.

The Company's executive compensation policy continues to look at three variable elements: base salary, stock awards and option grants. The policy factors, which determine the setting of these compensation elements, are largely aimed at attracting and retaining executives considered essential to the Company's long-term success.

The granting of stock and/or options is designed as an incentive to increasingly focus management's interests in closer alignment with interests of shareholders. The Company's executive compensation policy seeks to engender committed leadership and strategic management to favorably posture the Company for continued growth, stability and strength of shareholder equity. All options granted currently to directors, officers and employees of the Company are pursuant to an incentive stock option plan approved by shareholders of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as September 30, 2004. Unless otherwise indicated, the Company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, where applicable.

Title of   Name and Address of           Amount and Nature        Percent
 Class     Beneficial Owner              of Beneficial Owner      of Class

Common   Don J. Colton                      910,596(1)             10.93%
         2172 E Gambel Oak Drive
         Sandy, Utah 84092

Common   Gregg B. Colton                    916,543(1)             11.0%
         10026 Ridge Gate Circle
         Sandy, Utah 84092

Common   John O. Anderson                   553,990(1)              6.65%
         7462 S Parkridge Circle
         Salt Lake City, Utah 84121

Common   Lynn Woodbury                            0                    0%
         1206 W. South Jordan Parkway
         Unit B
         South Jordan, Utah 84095

Common   Pioneer Employee Stock           1,145,916(2)             13.76%
         Ownership Plan
         1206 W. South Jordan Parkway
         Unit B
         South Jordan, Utah 84095

All Directors and Officers as a Group
(3 Persons)                               2,381,129                28.58%

     (1) Includes currently exercisable options to purchase common stock in the Company as long as the person is serving as a director and employee of the Company. Each of the persons listed under this footnote has options to purchase 120,000 shares of the Company's Common Stock.

     (2) Persons listed above have their vested shares under the Pioneer Employee Stock Ownership Plan included under their name. Don J. Colton and Gregg B. Colton as Trustees of the Pioneer Employee Stock Ownership Plan have the right to vote all the shares of the Plan at any shareholder meeting of the Company. The shares listed above under the Pioneer Employee Stock Ownership Plan include shares of employees vested that are not Board members along with shares that have not vested yet.

The Company currently has no arrangements, which may result in a change of control.

                        TRANSACTIONS WITH RELATED PARTIES

The Board of Directors approved several years ago a resolution to allow employees of the Company to purchase 25% of any oil and gas producing property acquired by the Company at the same time as the Company acquires the property. The resolution required that the employees pay for 25% of the cost of the oil and gas properties at the same time the Company purchased the properties. In the event, the Company is unable to fund the total cost of any producing properties the employees of the Company may purchase the amount the Company is unable to fund even if it exceeds 25%. The employees also have the right to acquire 25% of any non-producing oil and gas leases acquired by the Company on similar terms as those for producing properties.

The Company also leases office space that is owned by the Board of Directors. The office space is leased to the Company on terms reasonable for the same kind of office space in the area that it is located. The office space is 1,950 square feet with an unfinished basement of approximately 975 square feet.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Jones Simkins LLP served as the independent accountants for the Company for the year ended September 30, 2004. There have been no disagreements during the three fiscal years ended September 30, 2004, 2003 and 2002, or at any other time with Company's present or former independent public accountants. Management of the Company intends to continue with its selection of Jones for the fiscal year ending September 30, 2005. A representative of Jones is not expected to be present at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF JONES SIMKINS LLP AS THE COMPANY'S ACCOUNTANTS.

                          PROPOSAL FOUR: OTHER BUSINESS

The Company has not received any shareholder proposals for this Annual Meeting. The Board of Directors knows of no other business, other than stated in this Proxy Statement, to be presented for the action at the Annual Meeting. If other business is properly presented at the Meeting, however, which was not known, or did not become known to the Board a reasonable time before the solicitation, then the person designated in the enclosed Proxy will vote, or refrain from voting, in accordance with his best judgment.

                              STOCKHOLDER PROPOSALS

Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to the 2005 annual meeting, they must be received by the Company not later than September 30, 2004 or such later date as the Company may specify in its SEC filings. Such proposals should be addressed to the Company's office at 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095-5512

                              PROPOSED STOCK SPLITS

Summary and Structure

The Board has authorized the Stock Splits that will take place without shareholder vote since under Utah law shareholder vote is not required for a reverse stock split or for the repurchase of fractional shares. The Stock Splits consist of two steps. First, the Company will conduct a 1-for-2000 reverse stock split of the Common Shares. In the reverse split, (i) each lot of 2000 Common Shares held by a shareholder of the Company prior to the reverse split will be converted into one whole Common Share after the reverse split; and (ii) any Common Shares held by a shareholder other than in a 2000 share lot will not be converted into a whole share and will be canceled and exchanged for $1.50 in cash per share. After the reverse split is completed, it will be followed immediately by a 2000-for-1 forward stock split of the Common Shares, which will convert each whole Common Share issued in connection with the reverse split into 2000 Common Shares. The Stock Splits are intended to take effect on the Effective Date.

Generally, the effects of the Stock Splits can be illustrated by the following examples:

Shareholder A holds 1500 Common Shares in a single record account and holds no other Common Shares, Shareholder A's 1500 Common Shares will be converted into the right to receive $2,250 in cash (1500 x $1.50). If Shareholder A wanted to continue to be a shareholder after the Stock Splits, he could purchase an additional 500 Common Shares far enough in advance of the Stock Splits so that the purchase is complete by the Effective Date.

Shareholder B holds 200 shares in a brokerage account and holds no other Common Shares the Company intends for the Stock Splits to treat shareholders holding Common Shares through a nominee the same as those holding shares in a record account. Nominees will be instructed to effect the Stock Splits for their beneficial owners. If this occurs, Shareholder B will entitled to receive $300 in cash (200 X $1.50). However, nominees may have different procedures and shareholders holding shares in street name should contact their nominee to determine how the Stock Splits will affect them.

Shareholder C holds 3000 Common Shares in a single record account and holds no other shares After the reverse stock split, Shareholder C would have 1.5 Common Shares (3000/4000 = 1.5). He will receive one whole Common Share and instead of receiving a fractional share he will be entitled to receive $1,500 (1000 x $1.50). In the forward stock split his whole Common Share will be converted into 2000 Common Shares (1 x 2000). After completion of the Stock Splits, Shareholder C will hold 2000 Common Shares and will be entitled to receive $1,500.

Shareholder D holds 3000 shares in each of two separate record accounts for a total of 6,000 Common Shares. After the reverse stock split, Shareholder D will hold one whole Common Share in each separate record account (3,000/2000 =1.5) and will be entitled to receive $1500 (1000X$1.50) in cash in each record account in lieu of being issued a fractional share. In the forward split his shares will be converted into 2000 Common Shares (1 x 2000) in each account. After the completion of the Stock Splits, Shareholder D will hold 4000 Common Shares and will be entitled to receive $3,000.

Shareholder E holds 5000 Common Shares in a brokerage account and holds no other shares. The Company intends for shareholders holding shares through nominees to be treated the same as record holders and expects that Shareholder E would hold two whole Common Shares after the reverse split (5000/2000 = 2.50) and would be entitled to receive $1500 in cash (1000 x $1.50). Shareholder E's two whole Common Shares would be converted into 4000 Common Shares in the forward split. After the completion of the Stock Splits, Shareholder E would hold 4000 Common Shares and would be entitled to receive $1,500.

Husband and Wife each hold 1500 Common Shares in separate record accounts and hold 1500 shares jointly in another record account and own no other shares. Shares held in joint accounts will not be added to shares held individually in determining whether a shareholder will receive whole shares after the reverse split. In this situation, Husband and Wife will each be entitled to receive $2,250 each for the shares held in their individual record accounts (1500 x $1.50). Further, they will be entitled to receive $2,250 for the Common Shares held in their joint account. Husband and Wife will hold no Common Shares after the Stock Splits. If Husband and Wife wished to continue to be shareholders after the Stock Splits, they could transfer a sufficient number of shares from one account into another so that at least 2000 Common Shares (or a multiple thereof) are held in one account.

The Board has set the Repurchase Price at $1.50 per pre-split Common Share. The Board made this determination in good faith, based upon the Valuation Opinion and other factors the Board deemed relevant. Please see the sections entitled "Reasons for the Stock Splits," "Opinion of Gate-Way" and "Background of the Stock Splits." The Company currently estimates that shareholders will receive payment for their Common Shares that are exchanged for cash in lieu of issuing fractional shares within approximately four weeks after the Effective Date as long as they timely return their stock certificates to the Transfer Agent pursuant to the terms of the transmittal letter.

The Stock Splits are considered a "going-private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because they are intended to terminate the registration of the Common Shares and suspend the Company's filing and reporting obligations under the Exchange Act. In connection with the Stock Splits, the Company has filed, as required by the Exchange Act, a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC. Please see the section entitled "Available Information."

The Stock Splits have become effective by the Board action of approving the Stock Splits. However, the Board of Directors desire that a majority of the issued and outstanding shares of the Company ratify the Board's decision on the Stock Splits and therefore, has asked for the shareholder vote regarding the Stock Splits.

                              COST OF STOCK SPLITS

The repurchase of fractional Common Shares in connection with the Stock Splits is estimated to cost approximately $640,000. The Company intends to finance the Stock Splits and repurchase of fractional shares by using cash on hand. The following is an estimate of the total costs expected to be incurred by The Company in connection with the Stock Splits and the solicitation of Proxies for the Annual Meeting. Final costs may be higher or lower than the estimates shown below.

      Item                                           Approximate Cost
      ----                                           ----------------

      Repurchase of Fractional Common Shares               $600,000
      Legal fees                                         $    3,500
      Gate-Way fees                                      $    8,500
      Accounting fees                                    $    5,000
      Filing fees                                        $    2,500
      Printing, mailing new stock certificates
      and transfer costs                                 $   20,500
                                                         ----------

      Total                                                $640,000
                                                         ==========


                         BACKGROUND OF THE STOCK SPLITS

During the past several months after the passage of the Sarbanes-Oxley Act, the members of the Board as a group considered the advantages and disadvantages of remaining a SEC reporting company or converting to a privately held institution. There was not a particular Board member that initiated the discussion other than all Board members that are employees of the Company were frustrated with the Sarbanes Oxley Act that imposed more of their time as additional sections of the Act were to be implemented. All of the employees that were Board members, John
O. Anderson, Don J. Colton and Gregg B. Colton decided individually and collectively that it made no sense for a Company as small as Pioneer Oil and Gas with only four employees to be subject to the requirements of the Sarbanes Oxley Act. The Board has considered many factors, which are discussed throughout this Proxy Statement. Ultimately, the Board concluded that the advantages of remaining a SEC reporting company no longer outweigh the costs the Company incurs as a publicly traded corporation, particularly in light of the requirements that the Sarbanes-Oxley Act imposed upon public companies. As a result, the Board approved the Stock Splits and prepared this Proxy Statement disclosing the reasons for the Stock Splits. The Board determined to undertake the Stock Splits at this time since the Company decided it had enough working capital to pay for the cost of the Stock Splits.


Costs Associated with SEC Regulations. Because the Company is an SEC reporting company, it is obligated to prepare and file periodic reports with the SEC, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and Proxy Statements and related materials. In addition, the Company's officers and directors are required to file reports under the Exchange Act's transaction and short swing profit reporting requirements for affiliates of the Company.

The costs associated with these reports and other filing obligations are a significant corporate overhead expense. The Company realizes that the costs associated with SEC reporting have been increasing in recent years and believes that the costs will continue to increase significantly. The principal reason behind these increases in compliance costs is the enactment of the
Sarbanes-Oxley Act and related rules and regulations adopted by the SEC. In addition to compliance costs and expenses, compliance with existing and new SEC reporting requirements, internal control audit requirements and other SEC regulatory requirements diverts the time and resources of the Company.

The Company estimates that it in the future the Company will pay approximately $250,000 per year as a result of being a public company, which it would not incur as a private company. These costs do not include the time and resources that management of the Company spends in preparation of periodic reports and compliance with reporting obligations. Further, the Company anticipates that in order to complete the documentation and testing of internal controls required by
Section 404 of the Sarbanes-Oxley Act, it would incur an additional estimated $75,000 for fiscal year 2005 alone. In addition, legal expenses associated with SEC compliance and disclosure rules and regulations have increased and will most likely continue to increase. The time demanded of the Company's management with respect to these SEC compliance requirements takes away time, which could be focused on business matters that bear a more direct relationship to the Company's operations and profitability. Please see the section entitled "Reasons for the Stock Split" above.

Advantages of a Public Corporation. Considering the significant increase in SEC compliance costs that the Company has incurred and will incur in the future, the Board analyzed the advantages of the Company remaining a SEC reporting company to determine if the advantages outweighed the costs. One advantage to being a public company is that it may facilitate a more active trading market. However, trading reports on the Company's Common Shares reflect that the Common Shares have a limited trading volume. As a result, the Company's limited trading market has not allowed the Company's shareholders to recognize the primary benefit which should be available to shareholders of a publicly traded company, which is the ability to buy and sell stock in a liquid market.

Another potential advantage of being a publicly traded institution is the ability to access public markets to raise additional capital. Since becoming a fully reporting public company in 2000, the Company has not needed to access public markets to raise capital and, accordingly, the Company has not made any additional public offerings of Common Shares or any other securities. In addition, the Company has not used its Common Shares to acquire other companies because the Company has found that its opportunities for acquisitions using stock are limited or are not attractive. The Company does not anticipate the need for a large amount of capital for acquisitions or expansions in the future and the Company estimates that any anticipated expansion can be accomplished through controlled growth or by using otherwise available capital. As a result, the Company does not foresee the need to access public markets.

Shareholders of public corporations also have greater access to information about the entity. As discussed above, the SEC requires that reporting companies comply with increasing stringent reporting and auditing requirements. There are several benefits to this type of SEC oversight and mandated disclosure; however, it is accompanied by substantial expense. Not only does SEC compliance divert the time and resources of the Company's management and financial staff from other business, it also results in increased legal, auditing and accounting costs which the Company anticipates will continue to rise in the future.

Smaller publicly traded institutions, such as the Company, have more difficulty absorbing these costs and resource allocations than larger publicly traded institutions since they represent a larger portion of the Company's revenues.

Background of the Board's Recommendation. The idea of reducing the Company's number of shareholders and deregistering as an Exchange Act reporting company has been discussed by the Board members informally since the implementation of the Sarbanes-Oxley Act. At that time, the Board and management held informal discussions with the Company's independent auditor regarding the expected costs and procedures involved in compliance with the internal auditing requirements of
Section 404 of the Sarbanes-Oxley Act. The Company's outside auditor then estimated that the Company would incur approximately three times the amount of auditing and accounting costs the Company presently incurs along with having to hire additional employees to separate the responsibilities of what one person presently is doing for the Company. The Company's auditor informed management that in order to comply with Section 404, procedures and controls would need to be implemented at the beginning of the 2005 fiscal year, and additional expenses would begin to accrue at that time. The Company's auditor advised the Board to deregister as soon as the Company had available working capital to do so. Gregg Colton also spoke with an employee of the SEC who asked not to be identified and stated that it did not make sense for a Company the size of Pioneer Oil and Gas to be fully reporting because the cost outweighed the benefits.

After these meetings, the Board and management began discussions regarding the possibility of the Company deregistering as an Exchange Act reporting company and some of the advantages and disadvantages of engaging in a "going private" transaction. The Board and management discussed whether the Company was truly reaping the benefits typically available to a publicly traded company and discussed whether reducing the number of shareholders and deregistering as an Exchange Act reporting company might be a good use of its excess capital. At the Board's request, management began to analyze potential compliance costs and out of pocket expenses associated with remaining a SEC reporting company.

After these meetings, management continued to investigate potential alternatives to avoid these increased costs, including deregistering as an Exchange Act reporting company. The Board and management discussed the price to be paid to the shareholders in lieu of issuing fractional shares in connection with the reverse stock split and the desirability of a forward split immediately following a reverse split to avoid an unusually high per share value for the Common Shares after the reverse split. The Board determined that a subsequent forward split was desirable. Also at this meeting the Board authorized management to contact Gate-Way regarding the possibility of obtaining a Valuation Opinion regarding the price to be paid to the shareholders who would receive cash in lieu of fractional shares. The Company did not consult with another valuation company or another attorney other than Gregg B. Colton. The Company used Gate-Way based on a recommendation by the Company's auditors to Don
J. Colton, the President.

The Board selected Gate-Way as its financial advisor because it is a recognized financial institution consulting firm that has substantial experience in the financial institutions industry and is knowledgeable and familiar with the operations of the Company and its business. As part of its business, Gate-Way is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes, particularly those of mineral companies.

Management and the Board have met to address the question as to whether the Stock Splits are a fair transaction to affiliated and unaffiliated shareholders. A separate discussion was conducted with respect to those shareholders who would receive whole Common Shares in the reverse split and participate in the subsequent forward split and those shareholders who would receive only cash and no longer continue to be shareholders of the Company. After weighing the advantages and disadvantages of the Stock Splits to unaffiliated shareholders, the Board also considered whether other procedures should be implemented to assure fairness to unaffiliated shareholders.

The Board determined that the fairness to unaffiliated shareholders depended in part on the per share price to be paid in lieu of issuing fractional shares. At this point, Gate-Way discussed its valuation analysis with respect to the Common Shares. It presented the Board with information regarding (i) trading history, including volume and prices, of the Common Shares, and (ii) a review of the market performance and trading history of companies comparable to the Company and (iii) the value of the Company using an income approach. At the end of its presentation, Gate-Way presented that a per share purchase price of $1.07 per Common Share in lieu of issuing fractional shares would be fair to the Company's shareholders. The information presented to the Board by Gate-Way regarding its financial analysis is described more fully under the heading "Opinion of Gate-Way." However, since the price of the stock was trading significantly above $1.07, the Company concluded that a price of a $1.50 was more than fair based on Gate-Way's Valuation Opinion.

Finally, the Board reviewed analyses prepared by management regarding the anticipated financial impact of the Stock Splits. Specifically, the Board considered the total number of Common Shares which would be exchanged for cash in the Stock Splits and considered its resulting impact on the financial condition of the Company. The Board determined that a reverse stock split of 1 for 2000 would have the best chance of insuring that the Company would be able to deregister since Atlas Stock Transfer, the Company's stock transfer agent showed several split ratios and that less than 100 shareholders would remain of record if all shareholders holding 2000 or less shares were cashed out.

The Board reviewed the Valuation Opinion and considered whether a premium should be paid for shares that will be exchanged for cash in lieu of issuing fractional shares. After considering other factors described in this Proxy Statement, the Board concluded that the Company's shareholders should receive $1.50 for each Common Share held immediately prior to the Stock Splits that is not converted into a whole Common Share in the reverse split. In determining the price to be paid in lieu of issuing fractional shares, the Board particularly focused on the fact that the Stock Splits is not a voluntary transaction for shareholders, and a higher premium was justified when considering that factor along with the other analyses. The Board concluded that this price is a fair price to all unaffiliated shareholders since it was close to the market price being traded by the stock and it was a premium over the price set by Gate-Way. The matters considered at the May 2, 2005 Board meeting are more fully discussed in this Proxy Statement at "Fairness of this Stock Splits" and "Opinion of Gate-Way."

On May 2, 2005, the Board held a regular meeting attended by all of the directors. At this meeting, the Board reviewed the per share price of $1.50 to be paid to the shareholders in lieu of issuing fractional shares and once again considered the advantages and disadvantages of the Stock Splits. At this meeting, the Board unanimously voted to approve the Stock Splits and the price per share to be paid in lieu of issuing fractional shares and to recommend the approval of the Stock Splits by the Company's shareholders.

                           RECOMMENDATION OF THE BOARD

The Board has unanimously determined that the Stock Splits are in the best interest of the Company and are fair to the Company's shareholders. The Board unanimously recommends that the shareholders vote "FOR" the approval of the Stock Splits.

                   POTENTIAL DISADVANTAGES TO THE SHAREHOLDERS

As is more thoroughly described in the section entitled "Disadvantages of the Stock Splits" above, potential disadvantages to the Company and Continuing Holders include decreased availability of information about the Company and decreased liquidity of the Common Shares. If the Stock Splits are completed, the Company intends to terminate the registration of the Common Shares under the Exchange Act. As a result, the Company will no longer be subject to the filing and reporting requirements of the Exchange Act. In addition, the liquidity of the Common Shares will be adversely affected by the lack of publicly available information about the Company following deregistration of the Common Shares. Decreased liquidity may have an adverse effect on the market value of the Common Shares.

                               SHARE CERTIFICATES

The Company has appointed the Transfer Agent to act as exchange agent to carry out the exchange of existing share certificates for cash payments in lieu of issuing fractional shares and, if applicable, new share certificates. On the Effective Date, all share certificates evidencing ownership of Common Shares held by shareholders who will have fractional shares repurchased will be deemed canceled without further action by the shareholders or the Company. Thereafter, such certificates will represent only the right to receive cash in the amount of $1.50 per pre-split Common Share for repurchased fractional shares and, if applicable, the right to receive a new certificate for Common Shares issued in the forward stock split. The Common Shares acquired by the Company in connection with the Stock Splits will be retired.

The Transfer Agent will furnish the Company's shareholders with the necessary materials and instructions to surrender their Common Share certificate(s) promptly following the Effective Date. The letter of transmittal will explain how the certificates are to be surrendered. Shareholders must complete and sign the letter of transmittal and return it with their certificate(s) to the Transfer Agent as instructed before they can receive any cash payments and/or new share certificates to which they are entitled. Do not send your certificates to us, and do not send them to the Transfer Agent until you have received a transmittal letter and followed the instructions therein.

No service charges will be payable by the Company's shareholders in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. The Company will pay all expenses of the Stock Splits.

                         FEDERAL INCOME TAX CONSEQUENCES

The Company has summarized below the material federal income tax consequences to the Company and to holders of Common Shares resulting from the Stock Splits. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Treasury Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Treasury Regulations and proposed Treasury Regulations or changes in judicial or administrative rulings. Some of those changes may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

This summary does not address all aspects of the possible federal income tax consequences of the Stock Splits and is not intended as tax advice to any person or entity. In particular, this summary does not consider the individual investment circumstances of holders of Common Shares, nor does it consider the particular rules applicable to Annual categories of holders (such as tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers) or holders who hold, have held, or will hold, Common Shares as part of a straddle, hedging or conversion transaction. In addition, this summary does not address any consequences of the Stock Splits under any state, local or foreign tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your Common Shares as capital assets for federal income tax purposes.

Management believes the Stock Splits will be treated as a tax-free "recapitalization" for federal income tax purposes. This treatment will result in no material federal income tax consequences to the Company. However, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes, depending on whether you are receiving cash, stock or both cash and stock pursuant to the Stock Splits.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

Federal Income Tax Consequences to Continuing Holders Not Receiving Cash. If you
(i) continue to hold Common Shares directly immediately after the Stock Splits and (ii) you receive no cash as a result of the Stock Splits, you will not recognize any gain or loss in the Stock Splits, and you will have the same adjusted tax basis and holding period in your Common Shares as you had in such Common Shares immediately prior to the Stock Splits.

Federal Income Tax Consequences to Holders Receiving Cash. If you receive cash in exchange for Common Shares as a result of the Stock Splits, your tax consequence will depend on whether, in addition to receiving cash, you retain a portion of your Common Shares or a person or entity related to you (as determined by the Code) continues to hold Common Shares immediately

                               AFTER STOCK SPLITS

If you receive cash, do not continue to hold directly any Common Shares and are not related to any person or entity who or which continues to hold Common Shares, you will recognize capital gain or loss. The amount of this capital gain or loss will equal the difference between the cash you receive for your Common Shares and your aggregate adjusted tax basis in such Common Shares.

If you receive cash and either (a) retain a portion of your Common Shares or (b) do not continue to hold directly any Common Shares but are related to a person or entity who or which continues to hold Common Shares (in which case you may be treated as owning constructively the Common Shares owned by such related person or entity), your receipt of cash may be treated (i) first, as ordinary taxable dividend income to the extent of your ratable share of the Company's undistributed earnings and profits, (ii) second, as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your Common Shares, and
(iii) then, the remainder as capital gain.

If you fall into the category described in the immediately preceding paragraph, your tax treatment will depend upon whether your receipt of cash either (i) is "not essentially equivalent to a dividend" or (ii) constitutes a "substantially disproportionate redemption of stock," as described below. If your receipt of cash meets either of these two tests, your receipt of cash will result solely in capital gain or loss. If your receipt of cash cannot meet either of these two tests, your tax consequences will be those described in the immediately preceding paragraph.

"Not  Essentially   Equivalent  to  a  Dividend."  You  will  satisfy  the  "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Stock Splits (taking into account for this purpose the Common Shares owned by persons or entities related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

"Substantially Disproportionate Redemption of Stock." Your receipt of cash in the Stock Splits will be a "substantially disproportionate redemption of stock" for you if the percentage of Common Shares owned by you (and by persons or entities related to you) immediately after the Stock Splits is (i) less than 50% of all Common Shares and (b) less than 80% of the percentage of Common Shares owned by you (and by persons or entities related to you) immediately before the Stock Splits.

If you or a person or entity related to you will continue to hold Common Shares after the Stock Splits, you should consult with your own tax advisor to determine your particular tax consequences.

Capital Gain and Loss. For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Annual Rate for Certain Dividends. In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Stock Splits that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the Common Shares of the Company with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You should consult with your tax advisor regarding your eligibility for such lower tax rates on dividend income.

Backup Withholding. Holders of Common Shares will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Stock Splits to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of Common Shares to deliver such information when the Common Share certificates are surrendered following the Effective Date of the Stock Splits. Failure to provide such information may result in backup withholding.

As explained above, the amounts paid to you as a result of the Stock Splits may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances.

               UNAVAILABILITY OF APPRAISAL AND DISSENTER'S RIGHTS

No appraisal or dissenters' rights are available under Utah law or under the Company's Articles of Incorporation. Other rights or actions may exist under Utah law or federal and state securities laws for shareholders who can demonstrate that they have been damaged by the Stock Splits.

                                  ESCHEAT LAWS

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Shareholders who are entitled to receive cash in lieu of fractional shares in connection with the Stock Splits whose addresses are unknown to the Company or who do not surrender their share certificates and request payment of the Repurchase Price generally will have a period of years from the Effective Date in which to claim the cash payment to which they are entitled. For example, with respect to shareholders whose last known addresses, as shown by the records of the Company, are in Utah the period is five years. Following the expiration of that five-year period, the relevant provisions of the Utah Revised Code would likely cause the cash payments to escheat to the State of Utah. For shareholders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than Utah, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years. If the Company does not have an address for a shareholder, then the unclaimed cash payment would be turned over to the Company's state of incorporation, the State of Utah, in accordance with its escheat laws.

                             REGULATORY REQUIREMENTS

The Company is not aware of any material governmental or regulatory approval required for completion of the Stock Splits, other than compliance with the relevant federal and state securities laws and Utah corporate laws.

                          INFORMATION ABOUT THE COMPANY

                             DESCRIPTION OF BUSINESS

The Company has focused its efforts over the years in acquiring oil and gas properties from other companies, selling producing wells and acquiring new oil and gas leases for the purpose of exploring for oil and gas. Leases have also been acquired over the years for the purpose of reselling them at a profit to other oil and gas companies.

Most of the Company's present production from oil and gas properties was acquired from large oil companies selling properties they considered to be marginal producers. The Company has found that it can operate these properties at a profit. Presently, the Company operates 9 producing oil and gas wells in Utah and Wyoming.

The Company also owns an interest in several non-operated oil and gas wells and overriding royalty interests in oil and gas wells located in Utah, Colorado and Wyoming. Primary among these overriding royalty interests is the Hunter Mesa Unit and Grass Mesa Unit in Garfield County, Colorado. The Company's overriding royalty interest although less than a half of a percent in both the Hunter Mesa Unit and the Grass Mesa Unit accounts for the majority of the Company's royalty income since the Units contain several hundred wells. An overriding royalty interest is an interest in a well that receives a percentage of the production from a well without paying any operation expenses.

The Company over the last few years has focused most of its exploration efforts in the Rocky Mountain area, and in acquiring leasehold positions in trend areas of existing production. Prior to leasing an area a geological review of the prospective area is made by the Company's staff to determine the potential for oil and gas. If an area is determined to have promise the Company will attempt to acquire oil and gas leases over the prospective area. The Company will then acquire geophysical data (generally seismic and gravity data) to further evaluate the area. After the evaluation of the geophysical data, if the area appears to contain significant accumulations of oil and gas in the Company's opinion for the area, the Company will market a drilling program to outside investors covering the Company's leases or sell the leases with the Company retaining an overriding royalty interest. Significant accumulations cannot be quantified because it depends on many factors such as how much it costs to drill and complete wells in a certain area, how close the wells are to pipelines, what the price of oil or gas is, how accessible the area is, whether the project is a developmental or wildcat project, what the cost of oil and gas leases are in an area, the type of return investors are seeking at that time in the different exploration areas, and many other geological, geophysical and other considerations.

When the Company markets a drilling program it sells a portion of its oil and gas leases over the prospect area along with obtaining a drilling commitment from the parties purchasing the leases to drill a well on the prospect area. A drilling program will generally allow the Company to recoup its investment in the area with the Company also retaining an ongoing interest in new wells to be drilled in the area.

The Company markets its drilling programs to other industry partners. Drilling programs have been marketed by placing ads in industry journals, attending trade shows and by traveling to the office of prospective partners. In the past, the Company has sold drilling programs to major oil companies and large independents and occasionally to individuals.

The Company was organized on October 16, 1980 under the laws of the State of Utah. The Company's principal place of business is located at 1206 West South Jordan Parkway, Unit B, South Jordan, Utah 84095-5512. The Company's telephone number is (801) 566-3000 and the Company's fax number is (801) 446-5500. The Company has primarily been engaged in the acquisition and exploration of oil and gas properties in Utah, Wyoming, Colorado and Nevada.

                              RECENT DEVELOPMENTS:

During the last year, the Company has been focusing on obtaining prospects for the exploration of oil and gas and continuing the operations of its current producing oil and gas properties. During the last fiscal year ended September 30th, 2004, and to the present the Company has been acquiring acreage with its partner International Petroleum LLC ("International") in the Central Utah trend near the discovery of Wolverine Gas & Oil Corp. ("Wolverine"). The Covenant field discovered by Wolverine has been reported to have produced 265,000 barrels of oil between May 2004 and March 2005. The Company has owned a 37.5% in the acreage being acquired from the outset with its employees paying for and acquiring 12.5% of the acreage from the outset ("See Transactions With Related Parties") and International paying for and acquiring 50% from the outset (Collectively the group is referred to as the "Trend Partnership"). The total acreage acquired by the Trend Partnership during the last 12 months exceeds 90,000 acres with approximately 21,000 acres already sold to a major independent and another 50,000 acres that the major independent has the right to acquire. The Company has retained a 1.75% overriding royalty interest on all the acreage sold in the Central Utah Trend

For the fiscal year ending September 30, 2004, the Company has increased the amount of undeveloped oil and gas leases it holds from 59,018 gross acres on 9/30/03 to 109,933 gross acres on 9/30/04 primarily due to the purchase of acreage in Central Utah.

The Company has also sold its remaining 13,189.16 acres in the overpressured gas play within the last 12 months and retained a carried working interest to casing point of 10% on the first two wells drilled in the 13,189.16 acre block. The Company is currently marketing a 27,000 acre block that is in the deepest structural position of the overpressured gas area and approximately 12 miles North of the 13,189.16 acreage block.

The Company drilled the Yankee Mine West #1 well within the last few months with the well being deemed a dry hole. The Company and its partner on the well are looking at the possibility of shooting seismic over the prospect before drilling another well.

The Company has sold a drilling prospect in the Emigrant Gap Prospect in Natrona County, Wyoming, and its Able Spring Prospect in Nye County, Nevada. The Company expects that one of the prospects will be drilled prior to December 31, 2005. The Company retained an 18.75% working interest and a 15.0% net revenue interest on the acreage in the Emigrant Gap, Yankee Mine and Able Spring Prospects.

The Company has been involved in a 3D seismic project in Texas that will continue to cause the Company to expend funds during the current year in prospective drilling on prospects identified on 3D seismic. The Company owns a 1.65% working interest in the 3D seismic venture in Texas and already has drilled six wells on the 3D seismic venture. One of the wells is producing another one appears to be a producer, and the other four wells have been dry holes.

                           DESCRIPTION OF SECURITIES.

Qualification. The following statements constitute brief summaries of the Company's Articles of Incorporation and Bylaws. Such summaries do not purport to be fully complete and are qualified in their entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Company.

Common Stock. The Company's Articles of Incorporation authorize it to issue up to 50,000,000 (fifty million) Shares of its Common Stock, which carry a par value of $0.001 per Share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for the distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights. There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of
Directors  initially  will  follow a policy of  retaining  earnings,  if any, to finance the future growth of the Company or repurchase Company stock. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Voting Rights. Holders of Common Shares of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

Transfer Agent. The Company's transfer agent is Atlas Stock Transfer whose address is 5899 South State Street, Murray, Utah 84107. The phone number of Atlas Stock Transfer is (801) 266-7151.

The Securities and Exchange Commission has adopted Rule 15g-9 which established the definition of a "penny stock", for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that broker or dealer approve a person's account for transactions in penny stocks; and, (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and
(ii) make a reasonable determination that the transaction(s) in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investors prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and registered representative, current quotations for the securities and the rights and remedies available to an investor in case of fraud in penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

                     MARKET PRICE AND DIVIDEND INFORMATION.

The Company is listed on the over-the-counter market on the NASDAQ OTC Bulletin Board and after the Stock Splits if it trades it will trade only on the Pink Sheets(R). The range of high and low closing bid information for the shares of the Company's stock for the last two complete fiscal years, as reported by the OTC Bulletin Board National Quotation Bureau, is set forth below. Such quotations represent prices between dealers, do not include retail markup, markdown or commission, and do not represent actual transactions.

Year Ended September 30, 2004                  High             Low
-----------------------------                  ----            ----

First Quarter                                  $.85            $.61
Second Quarter                                $2.00            $.60
Third Quarter                                 $1.05            $.75
Fourth Quarter                                $1.96            $.82


Year Ended September 30, 2003                  High             Low
-----------------------------                  ----            ----

First Quarter                                  $.36            $.27
Second Quarter                                  .45             .21
Third Quarter                                   .43             .25
Fourth Quarter                                  .47             .16



As of September 30, 2004 the Company had issued and outstanding 7,910,727 common shares held by approximately 980 holders of record.

There have been no cash dividends declared by the Company since its inception. Further, there are no restrictions that would limit the Company's ability to pay dividends on its common equity or that would be likely to do so in the future.

The Company has no plans to register any of its securities under the Securities Act for sale by security holders. There is no public offering of equity and there is no proposed public offering of equity.

                       COMMON SHARE REPURCHASE INFORMATION

The following table provides information regarding the Company's Common Share repurchases during the periods indicated:

                                              Price Range      Weighted Average
Quarter Ended         Number Repurchased      High    Low      Price Per Share

Fiscal 2003
December 31, 2002     None                    N/A     N/A          N/A
March 31, 2003        None                    N/A     N/A          N/A
June 30, 2003         None                    N/A     N/A          N/A
September 30, 2003    None                    N/A     N/A          N/A

Fiscal 2004
December 31, 2003        200                 $.37    $.37         $.37
March 31, 2004        46,999                 $.45    $.45         $.45
June 30, 2004          1,400                 $.45    $.45         $.45
September 30, 2004       200                 $.45    $.45         $.45

Fiscal 2005
December 31, 2004      1,092                 $.82    $.75         $.80
March 31, 2005         1,000                $1.65   $1.65        $1.65
to present

The Company plans to continue to buy Common Shares in the Company as it deems feasible from time to time and management is authorized by the Board of Directors to purchase up to 2,000,000 shares of the Company's Common Shares on terms and conditions determined by management. Anyone desiring to sell Common Shares is encouraged to contact the Company to inquire whether the Company would purchase their shares without a commission. The Company makes no promise of repurchasing a shareholder's stock, other than as outlined for the Stock Splits, at a given time since any decision will be based upon the Company's financial condition and working capital requirements along with the market price of the stock taken into consideration.

                              AVAILABLE INFORMATION

The Stock Splits will constitute a "going-private" transaction for purposes of Rule 13e-3 of the Exchange Act. As a result, the Company has filed the Schedule 13E-3, which contains additional information about the Company. Copies of the
Schedule 13E-3, along with the full text of the Valuation Opinion are available for inspection and copying at the Company's principal executive offices during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by written request addressed to Pioneer Oil and Gas, 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's internet address at www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's filings with the SEC sometimes incorporate by reference certain separate filings with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement.

This Proxy Statement incorporates by reference the full text of the Valuation Opinion of Gate-Way Capital, Inc. that we have previously filed with the SEC. It contains important information about the Company's financial condition.

The Company will provide without charge upon the written or oral request of any person to whom this Proxy Statement is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to Pioneer Oil and Gas, 1206 W. South Jordan Parkway, Unit B, South Jordan, Utah 84095.

                               LEGAL PROCEEDINGS.

The Company may become or is subject to investigations, claims, or lawsuits ensuing out of the conduct of its business, including those related to environmental safety and health, commercial transactions etc. The Company is currently not aware of any such items, which it believes could have a material adverse affect on its financial position.

                         FINANCIAL AND OTHER INFORMATION

         The audited financial statements regarding the Company for the fiscal year ended September 30, 2004, are presented in the Appendix following the Proxy Statement. A summary of selected financial data, and the information contained in the disclosures entitled " Management's Discussion and Analysis of Financial Condition and Results of Operations", are presented below.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS -2004 Compared to 2003

Total revenue for fiscal year 2004 was $1,918,272 as compared to total revenue for fiscal year 2003 of $1,929,279. Total oil and gas sales (including royalty revenue) increased 33 percent from $1,360,985 to $1,805,077. This increase in oil and gas revenue was primarily due to higher product prices and increased production from our Hunter Mesa and Grassy Mesa units. Average gas prices increased 22% from $4.08 MCF (2003) to $4.97 MCF (2004). Average oil prices increased 22 percent from $26.43 per barrel in 2003 to $32.31 per barrel in 2004.

Project and lease sales income decreased from $566,365 in 2003 to $113,195 in 2004. The Company sold two-thirds of its overpressured gas project and a 3500 acre coalbed methane lease block in 2003. Sales of leases near Vernal Utah accounted for most of the project and lease sales in 2004. Total revenue for the company declined slightly due to lower project and lease sales income even though oil and gas revenues increased significantly.

Costs of operations increased from $632,264 to $679,132. This item includes all well operating expenses and any amounts paid to employees and other interest owners for their interest in producing properties. Increased disbursements to interest owners due to higher product prices accounted for most of the increase.

General and administrative costs increased from $316,259 in fiscal 2003 to $346,970 in fiscal 2004 primarily due to higher payroll costs.

In fiscal 2004 loss on assets sold or abandoned decreased from $355,459 to $0. The write-off of some of the Company's producing assets in Wyoming during fiscal 2003 accounted for the difference.

The  Company's  total   stockholders'   equity   increased  from  $1,034,808  to
$1,533,335.  Net income  increased  from  $177,413  in 2003 to $492,344 in 2004.
Earnings per share increased from $.02 in fiscal 2003 to $.06 in fiscal 2004.

LIQUIDITY AND CAPITAL RESOURCES

Historically the Company has funded operations primarily from earnings and bank borrowing. As of September 30, 2004 the Company had working capital of $1,151,486 and an unused line of credit with Zions Bank for $750,000. This line of credit is collateralized by all of the companies operated oil and gas properties. The line of credit bears interest at prime rate plus 1.0%. The line of credit with Zions Bank matured on December 31, 2003, and was renewed for a two-year period ending December 31, 2005. As of September 30, 2003 and as of September 30, 2004, the amount on the credit line was $0 and $0 respectively.

During fiscal 2004 cash provided by operating activities was $274,903 while cash used for investing activities was for $133,255. There was a net increase in cash of $119,563, as cash increased from $371,527 to $491,090. The increase in cash for operating activities was primarily the result of a drilling advance for our Yankee Mine Well in Nevada.

OIL AND GAS PROPERTIES

The Company, as of the date of this filing, is the owner of several oil and gas properties located throughout the Rocky Mountain Region. The Company operates four properties in Utah, three in Wyoming and one in Colorado. The standardized measure of discounted future net cash flows (before income taxes) of all the Company's properties as of September 30, 2004 was $5,405,530.

INCOME TAXES

As of September 30, 2004, the Company had net operating loss carry forwards of approximately $1,164,000. The present net operating loss carry-forward of the Company will begin to expire in the year 2012. If substantial changes in the Company's ownership should occur there would be an annual limitation of the amount of NOL carry forward, which could be utilized. Also, the ultimate realization of these carry forwards is due, in part, on the tax law in effect at the time and future events that cannot be determined. The Company anticipates that it will use its NOL during the current year and then start having to pay income tax.

                    CERTAIN FINANCIAL EFFECTS OF STOCK SPLITS

The Company does not expect the Stock Splits or the use of approximately $640,000 to complete the Stock Splits (which includes payments to be made to shareholders who have fractional shares repurchased and professional fees and other expenses related to the transaction) to have any material adverse effect on the Company's capitalization, liquidity, results of operations or cash flow. Please refer to the section entitled "Quorum, Voting Rights and Other Matters". The Company expects to finance the Stock Splits with cash on hand.

If the Stock Splits are completed, shareholders who receive cash in lieu of fractional shares will receive cash in the amount of $1.50 per Common Share held immediately prior to the Stock Splits. The repurchase of the fractional Common Shares resulting from the Stock Splits is estimated to cost approximately $640,000 and would reduce the number of record holders of Common Shares from approximately 980 to 200.

The Company expects that as a result of the Reverse/Forward Stock Splits and the cashing out of fractional Common Shares held by shareholder after the reverse stock split:

     The Company's shareholders' equity will change as of March 31, 2005 from $1,835,013 to $4,196,481.

     Book value per Common Share would change as of March 31, 2005 from $.23 to $.53.

THE COMPANY UNDERTAKES TO PROMPTLY FURNISH (WITHOUT CHARGE EXCEPT AS TO THE EXHIBITS IF REQUESTED THAT INCLUDE ARTICLES OF INCORPORATION, BYLAWS, LETTER FROM PETROLEUM ENGINEER AND FINANCING AGREEMENTS WITH ZIONS BANK) A COPY OF ITS FORM 10-KSB FILED PREVIOUSLY WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY SHAREHOLDER OF RECORD UPON WRITTEN REQUEST, WHICH SHALL ALSO INCLUDE A GOOD FAITH REPRESENTATION THAT, AS OF MAY 31, 2005, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING. The Form 10-KSB filed by the Company with the SEC can be viewed in its entirety at Securities and Exchange website www.sec.gov by searching the Edgar Archives with the keywords "Pioneer Oil and Gas".

BY ORDER OF THE BOARD OF DIRECTORS:

By:      Don J. Colton
         Chairman of the Board of Directors,
         and President

         PIONEER OIL AND GAS

                              PIONEER OIL AND GAS

                              FINANCIAL STATEMENTS

                          September 30, 2004 and 2003

                               PIONEER OIL AND GAS

                              FINANCIAL STATEMENTS

                           September 30, 2004 and 2003



                                                    INDEX

                                                                     Page

         Independent Auditors' Report                                F-2

         Statements of Operations                                    F-3

         Balance Sheets                                              F-4

         Statements of Stockholders' Equity                          F-5

         Statements of Cash Flows                                    F-6

         Notes to Financial Statements                               F-7

         Supplementary Schedules on Oil and Gas Operations           F-17

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and
Stockholders of Pioneer Oil and Gas


We have audited the accompanying balance sheets of Pioneer Oil and Gas as of September 30, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Oil and Gas as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



JONES SIMKINS, P.C.
Logan, Utah
November 18, 2004


                                                    PIONEER OIL AND GAS
                                                 STATEMENTS OF OPERATIONS
                                          Years Ended September 30, 2004 and 2003

                                                                                            2004                 2003
                                                                                       -----------------    -----------------
Revenue:
Oil and gas sales                                                                   $          954,970              963,244
Royalty revenue                                                                                850,107              397,741
Operational reimbursements                                                                           -                1,929
Project and lease sales income                                                                 113,195              566,365
                                                                                      -----------------    -----------------

                                                                                             1,918,272            1,929,279
                                                                                      -----------------    -----------------

Costs and expenses:
Cost of operations                                                                             679,132              632,264
General and administrative expenses                                                            346,970              316,259
Exploration costs                                                                              208,309              248,753
Lease rentals                                                                                   54,083               57,395
Depreciation, depletion and amortization                                                        87,770              141,019
                                                                                      -----------------    -----------------

                                                                                             1,376,264            1,395,690
                                                                                      -----------------    -----------------

Income from operations                                                                         542,008              533,589
                                                                                      -----------------    -----------------

Other income (expense):
Loss on assets sold or abandoned                                                                     -             (355,459)
Interest income                                                                                 15,287               15,518
Interest expense                                                                                (3,059)             (23,476)
Other                                                                                           19,629                7,241
                                                                                      -----------------    -----------------

                                                                                                31,857             (356,176)
                                                                                      -----------------    -----------------

Income before provision for income taxes                                                       573,865              177,413

Provision for income taxes                                                                           -                    -
                                                                                      -----------------    -----------------

Net income before cumulative effect of a change in
  accounting principle                                                                         573,865              177,413

Cumulative effect of a change in accounting principle - asset
  retirement obligation                                                                        (81,521)                   -
                                                                                      -----------------    -----------------

Net income                                                                          $          492,344              177,413
                                                                                      =================    =================

Net income per common share - basic and diluted:
Income before cumulative effect of accounting change                                $              .07                  .02
Loss from cumulative effect of change in accounting principle                                     (.01)                   -
                                                                                      -----------------    -----------------

                                                                                    $              .06                  .02
                                                                                      =================    =================

Weighted average common shares - basic and diluted                                           7,931,000            7,962,000
                                                                                      =================    =================

                 See accompanying notes to financial statements

                                       F-3




                                                  PIONEER OIL AND GAS
                                                    BALANCE SHEETS
                                              September 30, 2004 and 2003


                                                                                     2004                   2003
                                                                              -------------------    -------------------
                                 Assets

Current assets:
Cash                                                                        $            491,090                371,527
Accounts receivable                                                                      301,450                149,793
Resale leases, at lower of cost or market                                              1,052,292                219,677
                                                                              -------------------    -------------------

Total current assets                                                                   1,844,832                740,997

Property and equipment, net                                                              537,969                438,881
Other assets                                                                               2,230                  2,230
                                                                              -------------------    -------------------

                                                                            $          2,385,031              1,182,108
                                                                              ===================    ===================

                  Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                                                            $            108,208                122,093
Accrued expenses                                                                          28,565                 25,207
Advances on drilling costs                                                               556,573                      -
                                                                              -------------------    -------------------

Total current liabilities                                                                693,346                147,300
                                                                              -------------------    -------------------

Asset retirement obligation                                                              158,350                      -
                                                                              -------------------    -------------------

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.001 per share,
  50,000,000 shares authorized; 7,912,819 and
  7,961,618 shares issued and outstanding, respectively                                    7,912                  7,961
Additional paid-in capital                                                             2,473,256              2,495,292
Stock subscription receivable                                                           (203,659)              (231,927)
Accumulated deficit                                                                     (744,174)            (1,236,518)
                                                                              -------------------    -------------------

Total stockholders' equity                                                             1,533,335              1,034,808
                                                                              -------------------    -------------------

                                                                            $          2,385,031              1,182,108
                                                                              ===================    ===================


                 See accompanying notes to financial statements

                                       F-4





                                     Common Stock           Additional    Stock
                                    --------------------     Paid-in      Subscription     Accumulated
                                    Shares       Amount      Capital      Receivable       Deficit           Total
                                    ---------    -------   ------------   ------------   -------------   ------------
                                    ---------    -------   ------------   ------------   -------------   ------------

Balance at October 1, 2002          7,961,618    $ 7,961   $  2,495,292   $   (258,219)  $  (1,413,931)  $    831,103

Payments on stock subscription
  receivable                                -          -              -         26,292               -         26,292

Net income                                  -          -              -              -         177,413        177,413
                                    ---------     -------   ------------   ------------   -------------   ------------
                                    ---------     -------   ------------   ------------   -------------   ------------

Balance at September 30, 2003       7,961,618      7,961      2,495,292       (231,927)     (1,236,518)     1,034,808

Payments on stock subscription
  receivable                                -          -              -         28,268               -         28,268

Purchase and retirement of common
  stock                               (48,799)       (49)       (22,036)             -               -        (22,085)

Net income                                  -          -              -              -         492,344        492,344
                                    ---------    -------   ------------   ------------   -------------   ------------
                                    ---------    -------   ------------   ------------   -------------   ------------

Balance at September 30, 2004       7,912,819    $ 7,912   $  2,473,256   $   (203,659)  $    (744,174)  $  1,533,335
                                    =========    =======   ============   ============   =============   ============
                                    =========    =======   ============   ============   =============   ============


                 See accompanying notes to financial statements

                                       F-5


                               PIONEER OIL AND GAS
                            STATEMENTS OF CASH FLOWS
                     Years Ended September 30, 2004 and 2003


                                                                                           2004                 2003
                                                                                     -----------------    -----------------
Cash flows from operating activities:
Net income                                                                         $          492,344              177,413
Adjustments to reconcile net income to net cash
  provided by operating activities:
Loss on assets sold, abandoned, and dry hole costs                                             19,984              355,459
Depreciation, depletion and amortization                                                       87,770              141,019
Accretion expense                                                                               4,609
Cumulative effect of change in accounting principle                                            81,521                    -
Employee benefit plan expense                                                                  41,772               41,396
Interest income                                                                               (13,504)             (15,104)
(Increase) decrease in:
Accounts receivable                                                                          (151,657)             (28,620)
Resale leases                                                                                (833,982)             308,131
Other assets                                                                                        -                 (230)
Increase (decrease) in:
Accounts payable                                                                              (13,885)              (6,334)
Accrued expenses                                                                                3,358               (5,745)
Advances on drilling costs                                                                    556,573                    -
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Net cash provided by operating activities                                                     274,903              967,385
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Cash flows from investing activities:
Acquisition of property and equipment                                                        (133,255)             (32,158)
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Net cash used in investing activities                                                        (133,255)             (32,158)
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Cash flow from financing activities:
Decrease in note payable                                                                            -             (654,158)
Purchase of common stock                                                                      (22,085)                   -
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Net cash used in financing activities                                                         (22,085)            (654,158)
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Net increase in cash                                                                          119,563              281,069

Cash, beginning of year                                                                       371,527               90,458
                                                                                     -----------------    -----------------
                                                                                     -----------------    -----------------

Cash, end of year                                                                  $          491,090              371,527
                                                                                     =================    =================
                                                                                     =================    =================

                 See accompanying notes to financial statements

                               PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003




Note 1 - Organization and Summary of Significant Accounting Policies

Organization

The Company is incorporated under the laws of the state of Utah and is primarily engaged in the business of acquiring, developing, producing and selling oil and gas properties to companies located in the continental United States.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Resale Leases

The Company capitalizes the costs of acquiring oil and gas leaseholds held for resale, including lease bonuses and any advance rentals required at the time of assignment of the lease to the Company. Advance rentals paid after assignment are charged to expense as carrying costs in the period incurred. Costs of oil and gas leases held for resale are valued at lower of cost or net realizable value and included in current assets since they could be sold within one year, although the holding period of individual leases may be in excess of one year. The cost of oil and gas leases sold is determined on a specific identification basis.

Oil and Gas Producing Activities

The Company utilizes the successful efforts method of accounting for its oil and gas producing activities. Under this method, all costs associated with productive exploratory wells and productive or nonproductive development wells are capitalized while the costs of nonproductive exploratory wells are expensed.

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003


Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Oil and Gas Producing Activities (continued)

If an exploratory well finds oil and gas reserves, but a determination that such reserves can be classified as proved is not made after one year following completion of drilling, the costs of drilling are charged to operations. Indirect exploratory expenditures, including geophysical costs and annual lease rentals are expensed as incurred. Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value and a loss is recognized at the time of impairment by providing an impairment experience of successful drillings and average holding period. Capitalized costs of producing oil and gas properties after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the units-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property has been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. When assets are sold, retired or otherwise disposed of the applicable costs and accumulated depreciation, depletion and amortization are removed from the accounts, and the resulting gain or loss is reflected in operations.

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003



Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Temporary differences result primarily from net operating loss carryforwards, intangible drilling costs and depletion.

Earnings Per Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.

Stock-Based Compensation

The Company accounts for stock options granted to employees under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations, and has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized in the financial statements, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. Had the Company's options been determined based on the fair value method, the results of operations would have remained unchanged as all options were vested in prior years.

Revenue Recognition

Revenue is recognized from oil sales at such time as the oil is delivered to the buyer. Revenue is recognized from gas sales when the gas passes through the pipeline at the well head. Revenue from overriding royalty interests is recognized when earned.

The Company does not have any gas balancing arrangements.

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003


Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions primarily related to oil and gas property reserves and prices, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



Note 2 - Property and Equipment

Property and equipment consists of the following:
                                                                                           September 30,
                                                                                     2004                2003

         Oil and gas properties (successful efforts method)                  $      1,987,099          1,914,635
         Capitalized asset retirement cost                                            116,376               -
         Office furniture and equipment                                               139,360            133,321

                                                                                    2,242,835          2,047,956

         Less accumulated depreciation, depletion and
           amortization                                                            (1,704,866)        (1,609,075)

                                                                             $        537,969            438,881



                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003


Note 3 - Asset Retirement Obligation

The Company has an obligation to plug and abandon certain oil and gas wells it owns. Accordingly, a liability has been established equal to the obligation.

Following is a reconciliation of the aggregate retirement liability associated with the Company's obligation to plug and abandon its oil and gas properties:

                                                                 2004

         Balance at beginning of year                    $          -
         Initial amount recorded for ARO                      116,376
         Cumulative effect of accounting change                37,365
         Additional obligations incurred                            -
         Revisions of estimate                                      -
         Accretion expense                                      4,609

         Balance at end of year                      $        158,350


Note 4 - Cumulative Effect of Change In Accounting Principle

The Company has adopted the provisions of SFAS 143 "Accounting for Asset Retirement Obligations" which requires entities to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. The Company has recognized a liability based on the present value of the estimated costs related to its obligation to plug and abandon the oil and gas wells it owns. The Company has also capitalized the costs of the liability through increasing the carrying amount of its oil and gas properties. The liability is accreted to its estimated present value each period, and the capitalized cost is amortizated over the useful life of the related asset. Upon settlement of the liability, the Company will settle the obligation for its recorded amount or incur a gain or loss upon settlement.

The effect of adopting SFAS 143 is recorded as the cumulative effect of a change in accounting principle as follows:

         Amortization                                  $         44,156
         Accretion of asset retirement obligation                37,365

         Cumulative effect of change                   $         81,521

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

Note 5 - Note Payable

The Company has a bank revolving line-of-credit agreement, which allows the Company to borrow a maximum amount of $750,000. This agreement bears interest at the bank's prime rate plus 1 percent and is secured by accounts receivable and producing properties. The line-of-credit matures on December 31, 2005 and had no outstanding balance at September 30, 2004 and 2003. Also, as of September 30, 2004, $20,000 of the $750,000 was reserved for an outstanding letter of credit.


Note 6 - Stock Subscription Receivable

The stock subscription receivable consists of a six percent receivable due from the Company's ESOP. The receivable is reduced every six months by the amount of the obligation owed by the Company to the ESOP, less interest (see Note 12). During the years ended September 30, 2004 and 2003, the Company recognized $13,504 and $15,104 of interest income related to this note.


Note 7 - Income Taxes

The provision for income taxes differs from the amount computed at federal statutory rates as follows:

                                                       Years Ended
                                                      September 30,
                                                   2004                2003

Income tax provision at statutory rate       $  160,000              45,000
Change in valuation allowance                  (160,000)            (45,000)
                                               --------            --------
                                           $          -                   -
                                               ========            ========

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

Note 7 - Income Taxes (continued)

Deferred tax assets (liabilities) are comprised of the following:

                                                       September 30,
                                                 2004                2003
                                               -------             ------
 Intangible drilling costs and depletion     $ 129,000             15,000
 Net operating loss carryforwards              396,000            696,000
 Asset Retirement Obligation                    31,000               -
 AMT credit carryforward                         -                  5,000
                                               -------            -------
                                               556,000            716,000
                                               -------            -------
 Valuation allowance                          (556,000)          (716,000)

                                         $          -                   -
                                              ========           ========

A valuation allowance has been recorded for the full amount of the deferred tax asset because it is more likely than not that the deferred tax asset will not be realized.

As of September 30, 2004, the Company had net operating loss carryforwards of approximately $1,164,000. These carryforwards begin to expire in 2012. If substantial changes in the Company's ownership should occur there would be an annual limitation of the amount of NOL carryforward which could be utilized.
Also, the ultimate realization of these carryforwards is due, in part, on the tax law in effect at the time and future events that cannot be determined.


Note 8 - Sales to Major Customers

The Company had sales to major customers during the years ended September 30, 2004 and 2003, which exceeded ten percent of total sales as follows:

                                            September 30,
                                             2004                2003
                                           -------            -------
         Company A                   $     788,000            115,000
         Company B                         434,000            420,000
         Company C                         207,000            414,000
         Company D                           -                134,000

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

Note 9 - Related Party Transactions

The Company acts as the operator for several oil and gas properties in which employees, officers and other related and unrelated parties have a working or royalty interest. At September 30, 2004 and 2003 there was $14,016 and $17,917, respectively, included in accounts payable due to officers as a result of these activities. Also at September 30, 2004 and 2003 there was $26,673 and $0, respectively, included in accounts receivable due from officers as a result of these activities. The Company also is the general manager in certain limited partnerships and the operator for certain joint ventures formed for the purpose of oil and gas exploration and development.

The Company leases its office space from certain officers of the Company. The lease requires monthly rental payments of $2,500 plus all expenses pertaining to the office space and expires in September 2005. Future minimum lease payments for the next year are $30,000. Rent expense for the years ended September 30, 2004 and 2003 was approximately $30,000 each year.

The Company has a stock subscription receivable from the ESOP (see Note 6).


Note 10 - Supplemental Disclosures of Cash Flow Information

During the year ended September 30, 2004:

o The Company recorded an asset retirement obligation and increased oil and gas properties in the amount of $116,376.

o The Company transferred property from Leases for Resale to Developing Properties in the amount of $1,367.

Operations   reflect   actual   amounts  paid  for  interest  and  income  taxes
approximately as follows:

                                            September 30,
                                       2004               2003
                                     ------             -------
         Interest            $        3,000              23,000
         Income taxes                     -                   -


Note 11 - Fair Value of Financial Instruments

The Company's financial instruments consist of cash, receivables, payables and a note payable. The carrying amount of cash, receivables and payables approximates fair value because of the short-term nature of these items. The carrying amount of the note payable approximates fair value as the note bears interest at floating market interest rates.

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

Note 12 - Stock Options

The Company has granted stock options to the members of the Board of Directors and the officers and employees of the Company to purchase shares of the Company's common stock. The exercise price of the options is equal to or in excess of the fair market value of the stock on the date of grant. All options were granted and vested prior to 2003.

Information related to these options at September 30, 2004 is as follows:

                       Outstanding                         Exercisable
-------------------------------------------------    --------------------------
                            Weighted
                            Average
                            Remaining   Weighted                    Weighted
                            Contractual Average                     Average
Exercise      Number        Life        Exercise     Number         Exercise
Price         Outstanding  (Years)      Price        Exercisable    Price

$.20            420,000      6.9         $.20         420,000        $.20
====            =======      ===         ====         =======        ====

Employee Stock Ownership Plan

The Company has adopted a noncontributory employee stock ownership plan (ESOP) covering all full-time employees who have met certain service requirements. It provides for discretionary contributions by the Company as determined annually by the Board of Directors, up to the maximum amount permitted under the Internal Revenue Code. The plan has received IRS approval under Section 401(A) and 501(A) of the Internal Revenue Code. Pension expense charged to operations for the years ended September 30, 2004 and 2003 was $41,772 and $41,396 respectively. All outstanding shares held by the ESOP are included in the calculation of earnings per share.


Note 13 - Commitments and Contingencies

Limited Partnerships

The Company has an immaterial interest in a limited partnership drilling program and acts as the general partner. As the general partner, the Company is contingently liable for any obligations of the partnership and may be contingently liable for claims generally incidental to the conduct of its business as general partner. As of September 30, 2004, the Company was unaware of any such obligations or claims arising from this partnership.

                              PIONEER OIL AND GAS
                          NOTES TO FINANCIAL STATEMENTS
                           September 30, 2004 and 2003

Note 13 - Commitments and Contingencies (continued)

Employment Agreements

The Company has entered into severance pay agreements with employees and officers of the Company who also serve as board members. Under the terms of the agreements, a board member who is terminated shall receive severance pay equal to the amount such board member received in salary and bonus for the two years prior to termination.

Litigation

The Company may become or is subject to investigations, claims or lawsuits ensuing out of the conduct of its business, including those related to environmental safety and health, commercial transactions, etc. The Company is currently not aware of any such item, which it believes could have a material adverse affect on its financial position.

Letter of Credit

The Company has a $20,000 letter-of-credit related to its oil and gas operations. The letter-of-credit was issued in connection with the Company's line-of-credit (see Note 5).

                               PIONEER OIL AND GAS
                      SCHEDULE OF SUPPLEMENTARY INFORMATION
                            ON OIL AND GAS OPERATIONS
                           September 30, 2004 and 2003





The  information  on the  Company's  oil and gas  operations  as  shown  in this schedule is based on the successful efforts method of accounting and is presented in conformity with the disclosure requirements of the Statement of Financial Accounting Standards No. 69 "Disclosures about Oil and Gas Producing Activities."



         Capitalized Costs Relating to Oil and Gas Producing Activities
                                                                                         September 30,

                                                                                     2004                2003
Proved oil and gas properties and related equipment                          $      1,763,802          1,763,802
Unproved oil and gas properties                                                       223,298            150,833

         Subtotal                                                                   1,987,099          1,914,635

Accumulated depreciation, depletion and amortization
 and valuation allowances                                                          (1,553,389)        (1,483,991)

                                                                             $        433,710            430,644



Costs  Incurred  in  Oil  and  Gas  Acquisition,   Exploration  and  Development
Activities

                                                                                           September 30,
                                                                                     2004                2003
Acquisition of properties:
        Proved                                                               $          -                   -
        Unproved                                                             $          -                   -
Exploration costs                                                            $          -                   -
Development costs                                                            $         91,081             96,272

                               PIONEER OIL AND GAS
                      SCHEDULE OF SUPPLEMENTARY INFORMATION
                            ON OIL AND GAS OPERATIONS
                           September 30, 2004 and 2003


                 Results of Operations for Producing Activities

                                                                                            Years Ended
                                                                                           September 30,
                                                                                     2004                2003
Oil and gas - sales                                                          $      1,805,077          1,360,985
Production costs net of reimbursements                                               (733,215)          (687,730)
Exploration costs                                                                    (208,309)          (248,753)
Depreciation, depletion and amortization
   and valuation provisions                                                           (69,397)          (136,726)

Net income before income taxes                                                        794,156            287,776

Income tax provision                                                                 (270,000)           (98,000)

Results of operations from producing activities
 (excluding corporate overhead and interest costs)                           $        524,156            189,776


                               PIONEER OIL AND GAS
                      SCHEDULE OF SUPPLEMENTARY INFORMATION
                            ON OIL AND GAS OPERATIONS
                           September 30, 2004 and 2003

                    Reserve Quantity Information (Unaudited)
                    ---------------------------------------

The estimated quantities of proved oil and gas reserves disclosed in the table below are based upon on appraisal of the proved developed properties by Fall Line Energy, Inc. Such estimates are inherently imprecise and may be subject to substantial revisions.

All quantities shown in the table are proved developed reserves and are located within the United States.




                                                                            Years Ended September 30,
                                                                         2004                      2003
                                                                    Oil          Gas          Oil          Gas
                                                                  (bbls)        (mcf)       (bbls)        (mcf)
Proved developed and undeveloped reserves:
  Beginning of year                                               116,486      879,320      118,572      774,733
  Revision in previous estimates                                   (9,212)     682,220       13,841       53,677
  Discoveries and extensions                                         -            -            -         214,708
  Purchase in place                                                  -            -            -           -
  Production                                                      (13,618)    (180,329)     (15,927)    (163,798)
  Sales in place                                                     -            -            -            -

  End of year                                                      93,656    1,381,211      116,486      879,320

Proved developed reserves:
  Beginning of year                                               116,486      879,320      118,572      774,733
  End of year                                                      93,656    1,381,211      116,486      879,320



                                      F-19

                              PIONEER OIL AND GAS
                      SCHEDULE OF SUPPLEMENTARY INFORMATION
                            ON OIL AND GAS OPERATIONS
                           September 30, 2004 and 2003

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)

                                                                                           Years Ended
                                                                                           September 30,
                                                                                     2004                2003
Future cash inflows                                                        $       10,409,000          7,340,000
Future production and development costs                                            (2,586,000)        (1,905,000)
Future income tax expenses                                                         (2,660,000)        (1,848,000)

                                                                                    5,163,000          3,587,000

10% annual discount for estimated timing of cash flows                             (1,953,000)        (1,415,000)

Standardized measure of discounted future net cash flows                   $        3,210,000          2,172,000


The preceding table sets forth the estimated future net cash flows and related present value, discounted at a 10% annual rate, from the Company's proved reserves of oil, condense and gas. The estimated future net revenue is computed by applying the year end prices of oil and gas (including price changes that are fixed and determinable) and current costs of development production to estimated future production assuming continuation of existing economic conditions. The values expressed are estimates only, without actual long-term production to base the production flows, and may not reflect realizable values or fair market values of the oil and gas ultimately extracted and recovered. The ultimate year of realization is also subject to accessibility of petroleum reserves and the ability of the Company to market the products.

                              PIONEER OIL AND GAS
                      SCHEDULE OF SUPPLEMENTARY INFORMATION
                            ON OIL AND GAS OPERATIONS
                           September 30, 2004 and 2003

                     Changes in the Standardized Measure of
                    Discounted Future Cash Flows (Unaudited)

                                                                                           Years Ended
                                                                                           September 30,
                                                                                     2004                2003

Balance, beginning of year                                                   $      2,172,000            877,000
Sales of oil and gas produced net of production costs                                (839,000)          (539,000)
Net changes in prices and production costs                                          1,424,000         (1,186,000)
Extensions and discoveries, less related costs                                          -                876,000
Purchase and sales of minerals in place                                                 -                   -
Revisions of estimated development costs                                                -                   -
Revisions of previous quantity estimate                                               771,000            351,000
Accretion of discount                                                                 217,000             88,000
Net changes in income taxes                                                          (535,000)          (667,000)

Balance, end of year                                                         $      3,210,000          2,172,000


                                      F-21

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                      ____
                           --------------------------

                                   FORM 10-QSB


              [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                          OF THE SECURITIES ACT OF 1934

                  For the quarterly period ended March 31, 2005

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Commission file number 0-30472

                               PIONEER OIL AND GAS
             Incorporated pursuant to the Laws of the State of Utah



        Internal Revenue Service - Employer Identification No. 87-0365907

                      1206 W. South Jordan Parkway, Unit B
                          South Jordan, Utah 84095-5512



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
Yes _X__            No ___


The total number of shares of the registrant's Common Stock, $.001 par value, outstanding on March 31, 2005, was 7,910,802.

                          PART I. FINANCIAL INFORMATION

           ITEM 1. FINANCIAL STATEMENTS FOR SECOND FISCAL QUARTER 2005
                          PERIOD ENDING MARCH 31, 2005



                               PIONEER OIL AND GAS
                                  Balance Sheet
                                 March 31, 2005
                                   (unaudited)
       Assets
Current assets:
       Cash                                                                 $  1,002,119
       Marketable securities, available for sale                                  36,039
       Accounts receivable                                                       203,553
       Resale leases, at lower of cost or market                               2,540,349
                                                                             -----------

                  Total current assets                                         3,782,060

Property and equipment - net (successful efforts method)                         656,873
Other assets                                                                       2,230
                                                                             -----------

                                                                            $  4,441,163
                                                                             ===========

----------------------------------------------------------------------------------------

       Liabilities and Stockholders' Equity

Current liabilities:
       Accounts payable                                                     $     50,492
       Accrued expenses                                                           28,781
       Income taxes payable                                                      176,000
                                                                             -----------

                  Total current liabilities                                      255,273

Deferred income tax                                                              278,000
Asset retirement obligation                                                      160,724
                                                                             -----------

                  Total Liabilities                                              693,997
                                                                             -----------

Commitments and contingencies                                                       -

Stockholders' equity:
       Common stock, par value $.001 per share, authorized
         50,000,000 shares: 7,910,802 shares issued and
         outstanding                                                               7,910
       Additional paid-in capital                                              2,470,734
       Stock subscription receivable                                           (184,570)
       Unrealized holding gain                                                    36,039
       Retained earnings                                                       1,417,053
                                                                             -----------

                  Total stockholder's equity                                   3,747,166
                                                                             -----------

                                                                            $  4,441,163
                                                                             ===========



The accompanying notes are an integral part of these financial statements.







                               PIONEER OIL AND GAS
                             Statement of Operations
                           Six Months Ended March 31,
                                   (unaudited)


                                                                                 2005            2004
                                                                             -----------      -----------
Revenue:
       Oil and gas sales                                                    $    530,079          409,530
       Royalty Revenue                                                           498,743          338,262
       Operational reimbursements                                                  3,000            3,000
       Project and lease sales income                                          2,260,528           18,750
                                                                             -----------      -----------

                                                                               3,292,350          769,542
                                                                             -----------      -----------

Costs and expenses:
       Cost of operations                                                        381,325          322,247
       General and administrative expenses                                       198,425          180,911
       Exploration costs                                                         137,328           91,279
       Lease rentals                                                              18,430           33,960
       Depreciation, depletion and amortization                                   46,186           54,866
                                                                             -----------      -----------

                                                                                 781,694          683,263
                                                                             -----------      -----------

                  Income from operations                                       2,510,656           86,279
                                                                             -----------      -----------

Other income (expense):
       Interest expense                                                          (1,267)            -
       Other income                                                              105,838           21,506
                                                                             -----------      -----------

                  Net other income                                               104,571           21,506
                                                                             -----------      -----------

                  Income before provision
                   for income taxes                                            2,615,227          107,785
       Provision for income taxes                                                454,000            -
                                                                             -----------      -----------

                  Net Income                                                $  2,161,227          107,785
                                                                             ===========      ===========


Earnings per share:
       Basic                                                                $        .27              .01
                                                                             ===========      ===========
       Diluted                                                              $        .26              .01
                                                                            ============      ===========

Weighted average common shares:
        Basic                                                                  7,912,000        7,950,000
                                                                             ===========      ===========
        Diluted                                                                8,259,000        7,950,000
                                                                             ===========      ===========

The accompanying notes are an integral part of these financial statements.



                               PIONEER OIL AND GAS
                             Statement of Operations
                          Three Months Ended March 31,
                                   (unaudited)


                                                                                 2005            2004
                                                                             -----------      -----------
Revenue:
       Oil and gas sales                                                    $    226,996          205,977
       Royalty Revenue                                                           293,380          159,993
       Operational reimbursements                                                  1,500            1,500
       Project and lease sales income                                          2,260,528                -
                                                                             -----------      -----------

                                                                               2,782,404          367,470
                                                                             -----------      -----------

Costs and expenses:
       Cost of operations                                                        238,345          140,341
       General and administrative expenses                                       111,341          101,448
       Exploration costs                                                          80,096           46,036
       Lease rentals                                                               6,013            5,193
       Depreciation, depletion and amortization                                   23,093           37,433
                                                                            ------------      -----------

                                                                                 458,888          330,451
                                                                            ------------      -----------

                  Income from operations                                       2,323,516           37,019
                                                                               ---------      -----------

Other income (expense):
       Interest expense                                                            (677)                -
       Other income                                                               21,550            8,058
                                                                            ------------      -----------

                  Net other income                                                20,873            8,058
                                                                            ------------      -----------

                  Income before provision
                   for income taxes                                            2,344,389           45,077
       Provision for income taxes                                                454,000                -
                                                                            ------------      -----------

                  Net Income                                                $  1,890,389           45,077
                                                                               =========      ===========


Earnings per share:
       Basic                                                                $        .24              .01
                                                                            ============      ===========
       Diluted                                                              $        .23              .01
                                                                            ============      ===========

Weighted average common shares:
       Basic                                                                   7,912,000        7,938,000
                                                                            ============      ===========
       Diluted                                                                 8,281,000        7,938,000
                                                                            ============      ===========

The accompanying notes are an integral part of these financial statements.




                               PIONEER OIL AND GAS
                             Statement of Cash Flows
                           Six Months Ended March 31,
                                   (unaudited)

                                                                                 2005             2004
                                                                             -----------      -----------
Cash flows from operating activities:
       Net income                                                           $  2,161,227          107,785
       Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
           Loss on assets sold, abandoned, and dry hold costs                    112,321                -
           Depreciation, depletion and amortization                               46,186           54,866
           Employee benefit plan expense                                          25,199           20,698
           Interest income                                                        (6,110)          (6,958)
           Deferred income taxes                                                 278,000                -
          Accretion expense                                                        2,374                -
           (Increase) decrease in:
               Accounts receivable                                                97,897           (7,003)
               Resale leases                                                  (1,488,057)        (130,568)
               Other assets                                                            -              230
           Increase (decrease) in:
               Accounts payable                                                  (57,716)         (83,954)
               Accrued expenses                                                      216            2,173
               Income taxes payable                                              176,000                -
               Advances on drilling costs                                       (556,573)               -
                                                                            ------------      -----------

                  Net cash provided by (used in)
                  operating activities                                           790,964           42,731
                                                                            ------------      -----------

Cash flows from investing activities:
       Acquisition of property and equipment                                    (277,411)         (25,423)
                                                                            ------------      -----------

                  Net cash used in investing activities                         (277,411)         (25,423)
                                                                            ------------      -----------

Cash flow from financing activities:
       Acquisition and retirement of Common Stock                                 (2,524)         (21,314)
                                                                            ------------      -----------

                          Net cash provided by(used in) financing activities      (2,524)         (21,314)
                                                                            ------------      -----------

                  Net increase (decrease) in cash                                511,029          (89,468)

Cash, beginning of year                                                          491,090          371,527
                                                                            ------------      -----------
Cash, end of second quarter                                                 $  1,002,119          282,059
                                                                            ============      ===========



The accompanying notes are an integral part of these financial statements.

                               PIONEER OIL AND GAS
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         Six Months Ended March 31, 2005
                                   (Unaudited)


NOTE 1 - UNAUDITED INTERIM INFORMATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending September 30, 2005. For further information, refer to the financial statements and footnotes thereto included in the Company's Form 10KSB for the year ended September 30, 2004.

     (1) The unaudited financial statements include the accounts of Pioneer Oil and Gas and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of March 31, 2005 and the results of operations for the three and six months ended March 31, 2005 and 2004 and the cash flows for the six months ended March 31, 2005 and 2004. The results of operations for the three and six months ended March 31, 2005 are not necessarily indicative of the results to be expected for the entire year.

     (2) Earnings per common share is based on the weighted average number of shares outstanding during the period.

     (3) During the six months ended March 31, 2005, the Company generated net income sufficient to utilize all of the NOL carryforwards. In addition, the Company recorded a provision for income taxes of $454,000, which included a current liability of $176,000 and a deferred liability of $278,000.

NOTE 2 - MARKETABLE SECURITIES

During the six months ended March 31, 2005, the Company sold marketable securities with no cost basis for approximately $78,000. The gain on this sale is included in "other income" in the statement of operations. The Company continues to hold approximately 144,000 shares of these securities with a market value at March 31, 2005 of $36,039.

NOTE 3 - SUPPLEMENTAL CASH FLOW INFORMATION

During the six months ended March 31, 2005, the Company recorded an unrealized holding gain on marketable securities of $36,039.

ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                         (Period Ending March 31, 2005)
                            Unaudited financial data

The discussion and analysis contained herein should be read in conjunction with the preceding financial statements and the information contained in the Company's 10KSB. Except for the historical information contained herein, the matters discussed in this 10 QSB contain forward looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates, and projections. Statements that are not historical facts, including without limitation statements which are preceded by, followed by or include the words "believes," "anticipates," "plans," "expects," "may," "should," or similar expressions are forward-looking statements. Many of the factors that will determine the company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressed qualified in their entirety by these cautionary statements. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Important factors that may include, but are not limited to: the risk of a significant natural disaster, the inability of the Company to insure against certain risks, fluctuations in commodity prices, the inherent limitations in the ability to estimate oil and gas reserves, changing government regulations, as well as general market conditions, competition and pricing, and other risks detailed from time to time in the Company's SEC reports, copies of which are available upon request from the Company.

   Results of Operations -

Total Revenue for the second fiscal quarter increased 657 percent from $367,470 in fiscal 2004 to $2,782,404 in fiscal 2005. For the six-month period revenues increased 328 percent from $769,542 to $3,292,350. The increase in revenues for both the three-month period and the six-month period were due primarily to substantial lease sales. The Company sold the remainder of its Uinta Basin Overpressured Gas prospect and the first phase of its central Utah play. The company anticipates receiving substantially higher revenues and profits in fiscal 2005 and early fiscal 2006 than is normal; these are expected to be unusual and associated with the central Utah play and not to be expected on a continuing basis.

Project and lease sales income for the six-month period increased from $18,750 for fiscal 2004 to $2,260,528 for 2005, all of the income in fiscal 2005 coming in the second quarter. As mentioned above this income was from the sales of some of our Utah properties.

Total oil and gas sales (including royalty revenue) increased from $365,970 to $520,376 in the second quarter and from $747,792 to $1,028,822 for the six-month period. These increases were due primarily to increased oil and gas prices. Average oil prices for the quarter increased from $30.47 bbl to $42.17 bbl while gas prices increased from $5.06 MCF to $6.16 MCF. For the six-month period, average oil prices increased from $28.48 bbl to $36.45 bbl while gas prices increased from $4.58 to $6.03.

Costs of operations increased from $140,341 to $238,345 for the quarter and increased from $322,247 to $381,325 for the six-month period primarily due to higher payments to working interest partners due to higher product prices.

General and administrative expenses increased from $101,448 to $111,341 for the quarter and increased from $180,911 to $198,425 for the six-month period.

The Company's net income for the second quarter (fiscal 2005) was $1,890,389 compared to net income of $45,077 for the second fiscal quarter 2004. For the six-month period (fiscal 2005) the Company posted net income of $2,161,227 compared to a net income of $107,785 for fiscal 2004.

   Liquidity and Capital Resources

During the first six-months of fiscal 2005 cash provided by operating activities was $790,964 and cash used in investing activities required $277,411. Financing activities used $2,524 in cash.

Cash used in operating activities was primarily for the purchase of resale leases of $1,488,057. Cash used in investing activities increased from $25,423 (fiscal 2004) to $277,411 (fiscal 2005).

         ITEM 3. CONTROLS AND PROCEDURE

Within the 90 days prior to this report, we carried out an evaluation, under the supervision and with the participation of management, including our principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, the principal executive and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in our periodic SEC filings. There have been no significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation.

                           PART II. OTHER INFORMATION

Item 1 - Legal Proceedings

          The Company may become or is subject to investigations, claims, or lawsuits ensuing out of the conduct of its business, including those related to environmental safety and health, commercial transactions etc. The Company is currently not aware of any such items, which it believes could have a material adverse affect on its financial position.

Item 2 - Changes in Securities

         None.

Item 3 - Defaults Upon Senior Securities

         None.

Item 4 - Submission of Matters to a Vote of Security Holders

          The Company has filed forms SC 13E3 and Pre 14A for the intention of going private in order to reduce compliance costs associated with new public company rules. The SEC is currently reviewing these filings. The Company intends to submit some of these matters to a vote of the security holders as outlined in these filings.

Item 5 - Other Information

         None.

Item 6 - Exhibits and Reports on Form 8-K

Exhibit No.                     Description

      31      Certification  of the Chief Executive  Officer and Chief Financial
          Officer pursuant to Rule 13a-14 of the Securities and Exchange Act of 1934, as amended, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

      32      Certification  of the Chief Executive  Officer and Chief Financial
          Officer  pursuant  to 18 U.S.C.  Section  1350 as adopted  pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002.

                REPORTS ON FORM 8-K

     (b) The registrant filed an 8K on February 8, 2005 regarding its central Utah project and the results of its Yankee well; and an 8K on February 23, 2005 regarding the sale of a portion of the central Utah project and the remainder of its Uinta Basin Overpressured Gas Prospect. No other 8K filings were made during the quarter ending March 31, 2005. However, the registrant also filed an important 8K on May 5, 2005 regarding the
     registrant   seeking  to  go  private  by  purchasing   the  stock  of  all
     shareholders with less than 2000 shares. Details can be found in the registrant's SC 13E3 and Pre 14A filings.

          SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Pioneer Oil and Gas


Dated:   May 13, 2005                       /s/ Don J. Colton
                                          -------------------------------
                                          President and Chief Executive Officer

Exhibit 31

                      CERTIFICATION PURSUANT TO SECTION 302
                        OF THE SARBANES-OXLEY ACT OF 2002

         I, Don J. Colton, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Pioneer Oil and Gas.

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the Evaluation Date); and

     c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. I have disclosed, based on the most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.


 DATE: May 13, 2005


                                            /s/ Don J. Colton
                                            -----------------------
                                            Don J. Colton, President

Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Pioneer Oil and Gas (the "Company") on Form 10-QSB for the period ended March 31, 2005 (the "Report"), I, Don J. Colton, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (i) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Don J. Colton
-------------------------
Don J. Colton
Chief Executive Officer
May 13, 2005